As filed with the Securities and Exchange Commission on January 23, 2008

Registration No. 333-146834

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BMB MUNAI, INC.

(Exact name of registrant as specified in its charter)

Nevada	30-0233726
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

202 Dostyk Ave., 4th Floor

Almaty, Kazakhstan 050051

+7 (3272) 375-125

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam R. Cook

Corporate Secretary

324 South 400 West, Suite 225

Salt Lake City, Utah 84101

(801) 355-2227

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Ronald Poulton, Esq.	David G. Angerbauer, Esq.
Richard T. Ludlow, Esq. Poulton & Yordan 324 South 400 West Salt Lake City, Utah 84101 (801) 355-1341	Michael L. Weiner, Esq. Shawn D. Stewart, Esq. Holland & Hart LLP 60 E. South Temple, Suite 2000 Salt Lake City, Utah 84111 (801) 799-5800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 23, 2008

BMB MUNAI, INC.

$60,000,000 5.0% CONVERTIBLE SENIOR NOTES DUE 2012 AND

SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

This prospectus covers resales by selling security holders of our 5.0% Convertible Senior Notes Due 2012 and shares of our common stock into which the notes are convertible.

The notes bear interest at the rate of 5.0% per annum. Interest on the notes is payable semiannually in arrears on January 13 and July 13 of each year, beginning on January 13, 2008.

Holders may convert the notes at any time during the conversion period into shares of our common stock at a ratio which is determined by dividing the principal amount of the note by the conversion price in effect on the conversion date as described in this prospectus. As of the original issue date of the notes, the conversion price was U.S. $7.2094. The conversion price is subject to adjustment as a result of stock splits, stock dividends, changes of control, recapitalizations and anti-dilution provisions, but not below U.S. $6.95.

The notes will mature on July 13, 2012, unless earlier converted, redeemed or repurchased by us. At maturity, we are required to redeem the notes at a redemption price equal to 107.2% of the principal amount of the notes. We may redeem all of the notes in cash, in whole, but not in part, at any time and from time to time, on or after July 13, 2010, provided that the market price of our common stock exceeds 130% of the conversion price for a certain period as described in this prospectus, at a redemption price equal to 104% of the principal amount of the notes to be redeemed, plus accrued but unpaid interest. Additionally, noteholders may require us to repurchase some or all of their notes on July 13, 2010 at a redemption price equal to 104% of the principal amount of the notes to be redeemed, plus accrued but unpaid interest or in the event of a change of control as described in this prospectus.

Upon a conversion following a change of control on or before July 13, 2010 as described in this prospectus, holders of the notes will be entitled to receive a cash premium as described in this prospectus.

The notes constitute our direct, general and unconditional senior obligations and will at all times rank pari passu among themselves and pari passu with all other of our present and future senior obligations. The notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness. The notes will be structurally subordinated to our subsidiaries’ existing and future indebtedness and other liabilities, including trade payables.

The notes are not listed on any securities exchange. The notes will be designated for trading on Euroclear and Clearstream. Our common stock is traded on the American Stock Exchange under the trading symbol “KAZ.” Our common stock is also traded on XETRA, the Deutsche Borse electronic trading system under SE code DL-,001 DMW US09656A1051. On January 22, 2008, the closing sale price of our common stock on AMEX was $5.28.

______________________________

Investing in the notes or our common stock involves risks. See “Risk Factors” beginning on page 10.

______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January [__], 2008

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. Neither we nor the selling security holders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

References in this prospectus to “we,” “our,” “us” and “BMB” refer to BMB Munai, Inc., and our consolidated subsidiary, except as the context otherwise requires or as the context refers specifically to the notes, in which case “we,” “our,” “us” and “BMB” refer only to BMB Munai, Inc.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, especially the risks of investing in the notes or our common stock discussed under “Risk Factors” and our consolidated financial statements and accompanying notes incorporated by reference in this prospectus.

Our Business

We are an independent oil and natural gas company engaged in the exploration, development, acquisition and production of crude oil and natural gas properties in the Republic of Kazakhstan. We hold a contract that allows us to explore and develop approximately 460 square kilometers in western Kazakhstan located onshore in the Mangistau Oblast, approximately 50 kilometers from the Kazakhstan city of Aktau, a seaport on the Caspian Sea.

We generate revenue, income and cash flow by producing and selling crude oil from production from our properties. We make significant capital expenditures in our exploration and development activities that we anticipate will allow us to increase and improve our ability to generate revenue. Our focus is toward enhancing cash flows and increasing proved developed reserves by drilling developmental wells within a proximity of existing wells (which we believe decreases our likelihood of drilling a dry hole), while at the same time increasing our current production and cash flow. As cash flow justifies, we will drill exploratory wells to confirm potential reservoirs identified by the 3D seismic studies or extend known reservoirs. We believe this strategy will result in growth of proved developed reserves, production and financial strength.

To date, we have relied on funds raised through the sale of our equity and debt securities to fund operations. We currently use more cash in operations than we generate. Although presently the revenues derived from our properties are sufficient to meet our operating needs, exclusive of our drilling program, we will need additional financing to continue exploration activities on our properties.

BMB is a Nevada corporation. Our principal executive offices are located at 202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan 050051, and our telephone number is +7 (3272) 375-125. We maintain a website at www.bmbmunai.com. Information on our website does not constitute a part of this prospectus.

Use of Proceeds

      The selling security holders will receive all the proceeds from the sale of the securities sold under this prospectus. We will not receive any proceeds from the sale of the notes or the underlying shares of common stock offered by this prospectus. See “Selling Security Holders.”

Risk Factors

 Investing in the notes or our common stock involves risks. See “Risk Factors” beginning on page 10.

The Notes

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus entitled “Description of Notes.” For purposes of the description of notes included in this prospectus, references to “the Company,” “issuer,” “BMB,” “we” and “our” refer only to BMB Munai, Inc. and do not include our subsidiary.

Issuer	BMB Munai, Inc., a Nevada corporation.

Securities Offered	$60,000,000 5.0% convertible senior notes due 2012.

Original Issue Date	The original issue date of the notes was July 13, 2007

Maturity Date	July 13, 2012, unless earlier converted, redeemed or repurchased.

Ranking

The notes constitute the Company’s direct, general and unconditional senior obligations and will at all times rank pari passu among themselves and pari passu with all other of our present and future senior obligations of the Company. The notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness. The notes will be structurally subordinated to our subsidiaries’ existing and future indebtedness and other liabilities, including trade payables.

Interest	5.0% per annum on the principal amount, payable semiannually in arrears on January 13 and July 13 of each year, beginning on January 13, 2008.

Conversion Rights

You may convert your notes into shares of our common stock at any time during the conversion period. The number of shares of our common stock to be issued upon exercise of your conversion right will be determined by dividing the principal amount of your note by the conversion price in effect on the conversion date. The conversion price in effect on the original issue date of the notes was U.S. $7.2094. The conversion period begins on the tenth New York business day following the date of the effectiveness date of the registration statement of which this prospectus is a part and ends on the earlier to occur of (1) the close of business on June 28, 2012 and (2) if such note has been called for redemption before the maturity date, the close of business on the day which is 10 days before the date fixed for redemption thereof.

Conversion Price Adjustment	The applicable conversion price will be subject to adjustment upon the occurrence of any of the following events, in each case as described in “Description of Notes – Conversion Price Adjustments”:

• payment of a dividend;
• a bonus issue;
• a consolidation or subdivision of the shares;
• issuance of shares, share-related securities, rights in respect of shares or rights in respect of share-related securities to all or substantially all of the shareholders as a class;
• issuance of other securities to substantially all shareholders as a class;
• issuance of shares at below current market price;
• share-related securities issued other than to shareholders; and
• amendment of terms of rights or share-related securities.

Change of Control Event Adjustment

A change of control event occurs if an offer in respect of the shares, for which the consideration is or can be received wholly or substantially in cash, has become or been declared unconditional in all respects and we become aware that the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the shareholders has or will become unconditionally vested in the offeror and/or any associates(s) of the offeror, or an event occurs which has a like or similar effect. If a change of control event occurs, the conversion price in respect of a conversion date that occurs after the date on which notice of such change in control event is given by us, but on or prior to the 60th day following the date of such notice, shall become the product of (1) the conversion price that would otherwise apply on such conversion date in the absence of a change of control event and (2) the percentage determined in accordance with the following:

	Conversion Date	Percentage

	On or before July 13, 2008	81.6
	Thereafter, but on or before July 13, 2009	86.2
	Thereafter, but on or before July 13, 2010	90.9
	Thereafter, but on or before July 13, 2011	95.5
	Thereafter, and until the Maturity Date	100.0

Minimum Conversion Price

If the conversion price is adjusted pursuant to the conversion provisions described above, the conversion price shall not be adjusted below U.S. $6.95, provided that if the conversion price is adjusted due to (1) the payment of a dividend; (2) a bonus issue; (3) a consolidation or subdivision of the shares; (4) the issuance of shares, share-related securities, rights in respect of shares or rights in respect of share-related securities to all or substantially all of the shareholders as a class; (5) the issuance of other securities to substantially all shareholders as a class; or (6) other arrangements to acquire securities, then the minimum conversion price will be adjusted at the same time by the same proportion.

Change of Control Premium

If a holder of notes shall convert its notes following the date on which notice of a change in control event is given by us but on or prior to the 60th day following the date of such notice, then we shall pay to such holder the following U.S. Dollar amounts per U.S. Dollar of notes held by the holder that are to be so converted.

	Conversion Date	Amount

	On or before July 13, 2008	$0.12239
	Thereafter, but on or before July 13, 2009	$0.07246
	Thereafter, but on or before July 13, 2010	$0.02250
	Thereafter, but on or before July 13, 2011	$0
	Thereafter, and until the Maturity Date	$0

Sinking Fund	None.

Scheduled Redemption	We will redeem your note at a price equal to 107.2% of its principal amount on July 13, 2012 unless your note was previously redeemed, converted, or purchased and cancelled.

Optional Redemption

We will, at your request, redeem your note on July 13, 2010 at a price equal to 104% of its principal amount together with interest accrued but unpaid to such date. See “Redemption at the option of noteholders.”

Redemption for Tax Reasons

We will have the option to redeem your note at any time if we become obliged to pay additional amounts as a result of fundamental changes in the laws or regulations of the United States or the Republic of Kazakhstan. See “Redemption for tax reasons.”

Redemption at our Option

We will have the option to redeem your note at 104% of its principal amount together with accrued but unpaid interest to the date fixed for redemption (1) at any time on or after July 13, 2010 provided that the closing market price of our common stock exceeds 130% of the conversion price for a period of time as described under “Description of Notes – Redemption – Redemption Based on Market Price” or (2) at any time if less than 10% in principal amount of the notes originally issued remain outstanding. See “Redemption at our option.”

Redemption at the Option of Noteholders Following a Change in Control

You may require us to repurchase some or all of your notes following a change in control of the Company at a repurchase rate which equals the sum of (A) 100% and (B) an amount equal to the product of (i) 7.2% multiplied by (ii) a fraction, the numerator of which is the number of days from the original issue date of the note to the 74th day following the date on which notice of such change in control event is given by us, using a 360-day year of twelve 30-day months, and the denominator of which is 1,800. See “Redemption at the option of noteholders following a change in control.”

Note Form	The notes were issued in fully registered form, without interest coupons, in denominations of $100,000 principal amount and integral multiples of $100,000.

Merger and Sale of Assets

If we undergo a consolidation, amalgamation, statutory arrangement or merger with any other corporation or sell or transfer all or substantially all of our assets, we are required to immediately notify you and the trustee. In such event, we must use all reasonable endeavors to cause the new corporation to provide you with the right to convert your notes into the class and amount of shares or other securities of the other corporation to which you would have been entitled had you converted your notes immediately prior to such event. See “Merger and Sale of Assets by Us.”

Covenants	Subject to limited exceptions, while the notes are outstanding, we have agreed, among other things, not to:

• Incur a security interest on our assets or revenues in connection with the issuance of debt securities or guarantees of such debt securities;
• make a substantial change to the general nature of our business from that of hydrocarbons exploration and production;

•      enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of more than 20% of our rights in the Dolinnoe Field or any interest in any entity that holds our ownership interest in Dolinnoe Field; and

• issue any class of equity shares carrying any rights which are more favorable than the rights attaching to the shares underlying the notes with respect to voting, dividends or liquidation.

We have also agreed to maintain a Net Debt to Equity ratio of no more than 3:5.

Use of Proceeds	We will not receive any proceeds from the sale by the selling security holders of the notes or the shares issuable upon conversion of the notes.

Registration Rights

We have agreed to keep the registration statement of which this prospectus constitutes a part effective as described in “Description of Notes – Registration Rights Agreement.” If we do not comply with this registration obligation, we will be required to pay liquidated damages to the holders of the notes or the shares issuable upon conversion of the notes.

Trading

The notes are not listed on any securities exchange. The notes will be designated for trading on Euroclear and Clearstream. Our common stock is traded on the American Stock Exchange under the symbol “KAZ.” Our common stock is also traded on XETRA, the Deutsche Borse electronic trading system under SE code DL-,001 DMW US09656A1051.

Indenture	The notes are governed by a New York law-based indenture between the Company and the Bank of New York, as trustee.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the six months ended September 30, 2007 as well as for the last five fiscal years:

	For the Six Months Ended	For the Years Ended March 31,
	September 30, 2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	7.82	-	-	-	-	-

RISK FACTORS

You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference in this prospectus, in evaluating us, our business and an investment in the notes or our common stock. Any of the following risks, as well as other risks and uncertainties, could seriously harm our business and financial results and cause the value of the notes and common stock issuable upon conversion of the notes to decline, which in turn could cause you to lose all or part of your investment.

Risks Relating to Our Business

A substantial or extended decline in oil prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations, our ability to meet our capital expenditure obligations and financial commitments or to implement our business strategy.

Our business is heavily dependent upon the price of and demand for oil production and the level of such production will be subject to wide fluctuations and depend on numerous factors beyond our control, including the following:

•	the domestic and foreign supply of oil;
•	the price and quantity of imports of crude oil;
•

political conditions and events in other oil-producing countries, including embargoes, continued hostilities in the Middle East, Iran, Nigeria and other sustained military campaigns, and acts of terrorism or sabotage;

•	the actions of the Organization of Petroleum Exporting Countries, or OPEC;
•	domestic government regulation, legislation and policies;
•	the level of global oil inventories;
•	weather conditions;
•	technological advances affecting energy consumption;
•	the price availability of alternative fuels; and
•	overall economic conditions.

Any continued or extended decline in the price of crude oil or natural gas will adversely affect:

•	our revenues, profitability and cash flow from operations;
•	the value of our proved oil reserves;
•	the economic viability of certain of our drilling prospects;

•	our borrowing capacity; and
•	our ability to obtain additional capital.

In December 2005, we were granted our first export quota from the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan, or MEMR, which allowed us to begin exporting oil for sale in the world market in January 2006. We have applied for and been granted an export quota each month since, with the exception of February 2006, when we did not apply for a quota. Prior to January 2006, we were limited to selling our test production to the domestic market in Kazakhstan. The price of oil in the domestic market in Kazakhstan is materially lower than the price in the world market. There is no guarantee that the Republic of Kazakhstan will continue to grant us export quotas in the future. In the event we are not granted an export quota in the future, we will be limited to selling our production to the domestic Kazakhstan market, which likely will result in us realizing substantially lower revenue per barrel of oil sold than we would realize in the world market.

We have not entered into crude oil hedging arrangements on any of our anticipated sales. However, we may in the future enter into such arrangements in order to reduce our exposure to price risks. Such arrangements may limit our ability to benefit from increases in oil prices.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in this prospectus or our periodic reports.

In order to prepare estimates, we must project production rates and timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in this prospectus or our periodic reports. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

You should not assume that the present value of future net revenues from our proved reserves referred to in this prospectus or our periodic reports is the current market value of our estimated oil and natural gas reserves. In accordance with requirements of the SEC, we generally base the estimated discounted future net cash flows from our proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may differ materially from those used in the present value estimate. If future values decline or costs increase, it could have a negative impact on our ability to finance operations; individual properties could cease being commercially viable; affecting our decision to continue operations on producing properties or to attempt to develop properties. All of these factors would have a negative impact on earnings and net income, and most likely the trading price of our securities.

Twenty two percent of our proven properties are undeveloped; therefore the risk associated with our success is greater than would be the case if all of our properties were categorized as “proved developed producing.”

Because a portion of our proved reserves (approximately 22%) are “Proved Undeveloped,” additional capital for the drilling and completion of additional wells will be required before these reserves become productive. Further, because of the inherent uncertainties associated with drilling for oil and gas, these wells may never be developed to the extent that they develop into positive cash flow. Even if we are successful in our development efforts, it could take several years to achieve positive cash flow from our proved undeveloped reserves.

We will be unable to produce up to 84% of our proved reserves if we are not able to extend our current contract or obtain a new contract with the Republic of Kazakhstan, which would likely require us to terminate our operations.

Under our current contract for exploration of hydrocarbons on our properties, we have the right to produce oil and gas only until July 2009, yet 84% of our proved reserves are scheduled to be produced after July 2009. We have the exclusive right to negotiate a commercial production contract as per the terms of our exploration contract. The MEMR does not make public its determinations on the granting of commercial production rights. Based on discussions with the MEMR, we have learned that the primary factors used by the MEMR in determining whether to grant commercial production rights are the contract holder’s fulfillment of minimum work program commitments, proof of commercial discovery and submission of an approved development plan by a third-party petroleum institute in Kazakhstan to exploit the established commercial reserves. Typically, if commercial production rights are not granted it is because the contract holder has failed to make a commercial discovery within their contract territory and decided to abandon the contract territory or the contract holder has insufficient funds to complete its minimum work program requirement and is unable to complete the necessary work to substantiate the presence of commercially producible reserves to the MEMR. Our efforts are focused toward meeting our minimum work program requirements and making and substantiating commercial discoveries in each identified structures to support our application for commercial production rights. If we are not granted commercial production rights prior to the expiration of our exploration contract, we may lose our right to produce the reserves on our current properties. If we are unable to produce those reserves, we will be unable to realize revenues and earnings, or to fund operations. We would most likely be unable to continue as a going concern.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities or quantities sufficient to meet our targeted rate of return.

A “prospect” is a property which, based on available seismic and geological data, we believe shows potential oil or natural gas. Our prospects are in various stages of evaluation and interpretation. There is no way to accurately predict in advance of incurring drilling and completion costs whether a prospect will be economically viable. Even with seismic data and other technologies and the study of producing fields in the same area, we cannot know conclusively prior to drilling whether oil or natural gas will be present or, if present, will be present in commercial quantities. The analysis that we perform using data from other wells, more fully explored prospects and /or producing fields may not be useful in predicting the characteristics and potential reserves associated with our drilling prospects. If we drill additional unsuccessful wells, our drilling success rate may decline and we may not achieve our targeted rate of return.

We may incur substantial losses and be subject to substantial liability claims as a result of our operations.

We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination;
•	abnormally pressured formations;
•	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;
•	fires and explosions;
•	personal injuries and death; and
•	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs that is not fully covered by insurance, it could adversely affect us.

We are subject to complex laws that could affect the cost, manner or feasibility of doing business.

Exploration, development, production and sale of oil and natural gas are subject to extensive federal, state, local and international regulation. We may be required to make large expenditures to comply with governmental regulations. Matters subject to regulation include:

•	discharge permits for drilling operations;
•	drilling bonds;

•	reports concerning operations;
•	the spacing of wells;
•	unitization and pooling of properties; and
•	taxation.

Under these laws, we could be liable for personal injuries, property damage and other damages. Failure to comply with these laws may also result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

We may incur substantial liabilities to comply with environmental laws and regulations.

Our oil and natural gas operations are subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of permits before drilling commences, restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution resulting from our operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of investigatory or remedial obligations or even injunctive relief. Changes in environmental laws and regulations occur frequently. Any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our results of operations, competitive position or financial condition as well as on the industry in general. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or whether our operations were standard in the industry at the time they were performed.

Unless we replace our oil and natural gas reserves, our reserves and future production will decline, which could adversely affect our cash flows and income.

Unless we conduct successful development, exploration and exploitation activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

Our activities, and correspondingly, our ability to generate revenue to support operations, could be adversely affected because of inadequate infrastructure in the region where our properties are located.

Our exploration and development activities could suffer due to inadequate infrastructure in the region. We are working to improve the infrastructure on our properties. Any problem or adverse change affecting our operational infrastructure, or infrastructure provided by third parties, could have a material adverse effect on our financial condition and results of operations. Similarly, if we are unsuccessful in developing the infrastructure on our properties it could have a material adverse effect on our financial conditions and results of operations.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget.

Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our development and exploration operations. As the price of oil and natural gas has remained high, demand for production equipment and personnel has also remained high, resulting, in some cases in shortages of equipment and skilled personnel. In addition, larger producers may be able to secure access to such equipment by offering drilling companies more lucrative terms. As demand for services and personnel increases, the cost also increases, which can delay our ability to convert our reserves into cash flow as well as significantly increasing the cost of producing those reserves, thereby having a negative impact on anticipated net income.

The unavailability or high price of transportation systems could adversely affect our ability to deliver our oil on terms that would allow us to operate profitably, or at all.

Because of the location of our properties, the crude oil we produce must be transported by truck or by rail. In the future it will likely also be transported by pipelines. These railways and pipelines are operated by state-owned entities or other third parties, and there can be no assurance that these transportation systems will always be functioning and available, or that the transportation costs will remain at acceptable levels. In addition, any increase in the cost of transportation or reduction in its availability to us could have a material adverse effect on our results of operations. There is no assurance that we will be able to procure sufficient transportation capacity on economical terms, if at all.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

We operate in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources that are substantially greater than ours. Those companies may be able both to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. There is substantial competition for capital available for investment in the oil and natural gas industry. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel or raising additional capital.

If you purchase shares of our stock, your investment will be subject to the same risks inherent in international operations, including, but not limited to, adverse governmental actions, political risks, and expropriation of assets, loss of revenues and the risk of civil unrest or war.

We believe that the present policies of the government of the Republic of Kazakhstan are favorable to foreign investment and to exploration and production and we are not aware of any impending changes. While there is a certain amount of bureaucratic “red tape,” we have significant experience working in Kazakhstan, and good relationships with government agencies at many levels.

We, however, remain subject to all the risks inherent in international operations, including adverse governmental actions, uncertain legal and political systems, and expropriation of assets, loss of revenues and the risk of civil unrest or war. Our oil and gas properties are located in Kazakhstan, which until 1990 was part of the Soviet Union. Kazakhstan retains many of the laws and customs of the former Soviet Union, but has and is continuing to develop its own legal, regulatory and financial systems. As the political and regulatory environment changes, we may face uncertainty about the interpretation of our agreements; in the event of dispute, we may have limited recourse within the legal and political system.

If we are successful in establishing commercially producible reserves on our properties, an application will be made for a commercial production contract. We have the exclusive right to negotiate this contract for the Aksaz, Dolinnoe and Emir oil and gas fields in Western Kazakhstan, or the “ADE Block”, and an area adjacent to the ADE Block referred to herein as the “Extended Territory,” which includes the Kariman, Borly, and Yessen oil and gas fields, and the government is required to conduct these negotiations under the “Law of Petroleum.”  The terms of the commercial production contract will establish the royalty and other payments due to the government in connection with commercial production. At the time the commercial production contract is issued, we will be required to begin repaying the government its historical investment costs of exploration and development of the ADE Block and the Extended Territory. Our obligation associated with the ADE Block is approximately $6 million. Our obligation associated with the Extended Territory is approximately $5.3 million. If satisfactory terms for commercial production rights cannot be negotiated, it could have a material adverse effect on our financial position.

Risks Relating to the Notes

Our ability to obtain additional financing or use our operating cash flow to fund operations may be adversely affected by our level of indebtedness.

Our level of indebtedness resulting from the issuance of the notes could have negative consequences, which include, but are not limited to, the following:

•	Our ability to obtain additional financing to fund capital expenditures, acquisitions, working capital, repay the notes or for other purposes may be impaired;

•	Our ability to use operating cash flow in other areas of our business may be limited because we must dedicate a substantial portion of these funds to repay the notes;
•	We may be unable to compete with others who may not be as highly leveraged; and
•	Our debt may limit our flexibility to adjust to changing market conditions, changes in our industry and economic downturns.

If we do not generate sufficient cash flow from operations or obtain additional financing we may be unable to service the notes or our other obligations.

Our ability to repay our debt obligations, including the notes will depend upon our future operating performance and/or our ability to obtain additional debt or equity financing. Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, may affect our ability to make these payments. If in the future we do not generate sufficient cash flow from operations to meet our obligations, we may need to refinance the notes, obtain additional financing or sell assets. We may not generate cash flow, or obtain funding sufficient to satisfy the repayment of the notes, in which event we would be found to be in default.

We may not have the funds, or the ability to raise the funds, necessary to repurchase the notes upon a fundamental change or on any other repurchase date, as required by the indenture governing the notes.

Following (1) a change in control as described under “Description of Notes—Redemption at the option of the noteholders following a change in control event,” or (2) on July 13, 2010, holders of notes may require us to repurchase their notes. We cannot assure you that we will have sufficient financial resources or that we will be able to arrange financing, to pay the repurchase price with respect to any notes tendered by holders for repurchase on any of these dates or upon a fundamental change.

In addition, restrictions in our then existing indebtedness may not allow us to repurchase the notes. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. Such an event of default could negatively affect the trading price of the notes and our common stock because the event of default could lead to the principal and accrued but unpaid interest on the outstanding notes becoming immediately due and payable.

The occurrence of events of default that may be beyond our control could result in acceleration of the notes at a time when we may be unable to repay them.

The indenture governing the notes contains cross-default and unsatisfied judgment provisions related to other indebtedness and unsatisfied judgments over $5,000,000 in the aggregate, which are triggered by our failure to pay any such indebtedness or any guarantee of such indebtedness or any unsatisfied judgments within a specified time period. The effect of these provisions is to allow the trustee, in its discretion or at the request of at least 25% of the noteholders, to declare the notes immediately due and payable at their principal amount together with accrued but unpaid interest, including additional interest, if any, in the event of such a default. The indenture governing the notes contains similar acceleration provisions in the event we or any of our material subsidiaries become insolvent, wind up, or become subject to the enforcement of a security interest in our assets or revenues or the assets or revenues of any of our material subsidiaries.

Our ability to comply with these requirements may be affected by events beyond our control. In the event of such a default, the notes could become immediately due and payable. We may not have, or be able to obtain sufficient funds to make these accelerated payments in the event of such a default.

If we violate certain undertakings contained in the indenture governing the notes we could be sued by the noteholders.

In the indenture governing the notes we agreed to a number of undertakings, including but not limited to:

•	maintaining a net debt to equity ratio of no more than 3:5;
•

not creating or allowing to subsist any security interest for the benefit of holders of our debt securities or guarantees of such debt securities upon all, or any part of our respective undertakings, assets or revenues, or those of our material subsidiaries, without at the same time or prior thereto securing the notes;

•	not making substantial changes to the general nature of our business from that of hydrocarbon exploration and development; and
•

not disposing, and procuring that none of our subsidiaries will dispose, of more than 20% of (i) our rights in the Dolinnoe Field or (ii) any ownership interest that we have in any company holding rights in the Dolinnoe Field.

If we breach the undertakings we agreed to in the note agreements the trustee, on behalf of the noteholders, has the right to institute such proceeding as it deems necessary to enforce the rights of the noteholders.

The trading prices of the notes could be significantly affected by the trading prices of our common stock.

We expect that the trading prices of the notes in the secondary market will be significantly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. As discussed above, the market price of our common stock may be volatile. This may result in greater volatility in the trading prices of the notes than would be expected for nonconvertible debt securities. It is impossible to predict whether the price of our common stock or interest rates will rise or fall.

Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, our filing of a registration statement with respect to our common stock, and sales of substantial amounts of common stock by us in the market after the registration of the notes, or the perception that such sales may occur, could affect the price of our common stock.

Your right to receive payments on the notes is effectively subordinated to all of our existing and future secured indebtedness.

                The notes are unsecured obligations. The notes are effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured indebtedness will be entitled to be paid in full and in cash before any payment may be made with respect to the notes.

The notes will be structurally subordinated to the liabilities of our subsidiaries.

The notes are not guaranteed by our subsidiaries and will be structurally subordinated to all existing and future liabilities of our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock, including voting rights and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your notes and, in limited cases, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

We may issue additional common stock during the life of the notes. The conversion price adjustment provision for issuances of additional common stock below the common price is limited to a minimum conversion price of $6.95 per share. If we issue additional shares of common stock regardless of the price, the price of our common stock and, in turn, the price of the notes may be materially and adversely affected. If we issue additional shares of common stock at a price below the conversion price, the adjustment provision may not fully protect you from the dilution effect of the issuance.

Conversion of the notes into our common stock will dilute the ownership interests of existing shareholders, including holders who had previously converted their notes.

The conversion of some or all of the notes into our common stock will dilute the ownership interests of existing shareholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

Adjustments to the conversion rate on the notes may result in a taxable distribution to you.

The conversion rate of the notes will be adjusted if we distribute cash with respect to shares of our common stock and in other circumstances. Under Section 305(c) of the Code, as defined below, an increase in the conversion rate as a result of our distribution of cash to common shareholders generally will result in a deemed distribution to you. Other adjustments in the conversion rate or failures to make these adjustments that have the effect of increasing your proportionate interest in our assets or earnings may have the same result. Any deemed distribution to you will be taxable as a dividend to the extent of our current or accumulated earnings and profits. If you are a Non-U.S. Holder, as defined below, of notes, any deemed distribution to you that is treated as a dividend will be subject to withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. See “Material United States Federal Income Tax Considerations.”

The IRS could take the position that the notes are subject to special rules for contingent payment debt, which could affect the amounts, timing and character of your income from the notes.

Because the amount or timing of certain additional payments on the notes is contingent, the notes could be subject to special rules for contingent debt instruments that generally require a U.S. Holder to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, conversion, or retirement of the notes. According to Treasury Regulations, the possibility of such additional contingent payments will not affect the amount or timing of interest income recognized by a holder of a note if the possibility of the change, as of the date the note is issued, is remote or incidental. We intend to take the position that the possibility of the payment of additional amounts is remote or incidental and thus does not cause the notes to be subject to the special rules for contingent payment debt instruments. Our position in this regard is binding on a holder unless the holder discloses a contrary position to the IRS. This position, however, is not binding on the IRS, and the IRS may take a contrary position that could affect the amount, timing and character of the holders’ income from the notes. See “Material United States Federal Income Tax Considerations — U.S. Holders — Additional Amounts.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Rule 175 promulgated thereunder, that involve inherent risks and uncertainties. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “seek,” “could,” “should,” “predict,” “continue,” “future,” “may” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other factors that could cause actual results, performance or events to differ materially from any results, performance or events expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus and identified from time to time in our filings with the Securities and Exchange Commission including, among others, the following risk factors:

•	substantial or extended decline in oil prices;
•	inaccurate reserve estimates;
•	twenty-two percent of our proven properties are undeveloped;
•	inability to extend our current contract or enter a new contract with the Republic of Kazakhstan;
•	drilled prospects may not yield oil or natural gas in sufficient quantities;
•	substantial losses or liability claims as a result of operations;
•	complex laws that could affect the cost of doing business;
•	substantial liabilities to comply with environmental laws and regulations;
•	the need to replenish older depleting oil and natural reserves with new oil and natural gas reserves;
•	inadequate infrastructure in the region our properties are located;
•	unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services;
•	unavailability or high price of transportation systems;
•	competition in the oil and gas industry; and
•	adverse government actions, political risks, expropriation of assets and risks of civil war, primarily in the Republic of Kazakhstan.

This list of factors that may affect future results, performance or events and the accuracy of any forward-looking statement is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, readers should not place undue reliance on any forward-looking statement.

Any forward-looking statement speaks only as of the date on which it is made and is expressly qualified by these cautionary statements. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement for any reason or to update the reasons actual results could differ materially from those anticipated in such forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

The selling security holders will receive all the proceeds from the sale of the securities sold under this prospectus. We will not receive any proceeds from the sale of the notes or the underlying shares of common stock offered by this prospectus. See “Selling Security Holders.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the six months ended September 30, 2007 as well as for the last five fiscal years:

	For the Six Months Ended	For the Years Ended March 31,
	September 30, 2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	7.82	-	-	-	-	-

PRICE RANGE OF COMMON STOCK

Our common stock began trading on the American Stock Exchange (“AMEX”) under the symbol “KAZ” on September 21, 2006. Prior to that time, our common stock traded on the OTC Bulletin Board under the symbol “BMBM.” Our shares are also traded on XETRA, the Deutsche Borse electronic trading system under

SE code DL-,001 DMW US09656A1051. The following table presents the high and low sales price through January 22, 2008 of the fiscal year ending March 31, 2008 and the third and fourth quarters of the fiscal year ended March 31, 2007, as reported by AMEX, and the high and low bid prices for the first and second quarters of the fiscal year ended March 31, 2007 and the fiscal year ended March 31, 2006. The published high and low bid quotations from the first quarter 2006 through second quarter 2007, were furnished to us by Pink Sheets, LLC. These quotations represent prices between dealers and do not include retail markup, markdown or commissions and may not represent actual transactions.

	High	Low
Fiscal Year Ending March 31, 2008
Fourth Quarter (through January 22, 2008)	$6.25	5.28
Third Quarter	6.85	4.85
Second Quarter	7.05	4.01
First Quarter	6.18	4.61
Fiscal Year Ended March 31, 2007
Fourth Quarter	$5.49	4.51
Third Quarter	6.03	4.56
Second Quarter	8.80	5.80
First Quarter	10.65	7.85
Fiscal Year Ended March 31, 2006
Fourth Quarter	$9.70	6.70
Third Quarter	7.50	6.00
Second Quarter	8.15	4.65
First Quarter	5.30	4.01

As of December 31, 2007, we had approximately 420 shareholders of record holding 44,690,657 shares of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND POLICY

We have not declared or paid a cash dividend on our common stock during the past two fiscal years. Our ability to pay dividends is subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business. At the present time, our board of directors does not anticipate paying any dividends in the foreseeable future; rather, the board of directors intends to retain earnings that could be distributed, if any, to fund operations, expansion and development of our business.

SELLING SECURITY HOLDERS

We originally issued the notes to the following initial purchasers in an exchange offer consummated on September 19, 2007 that was exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder: Plexus Fund Limited, Black River ROST Fund Ltd., Black River Eastern Europe/Middle East/Africa Fund LTD, Black River EMCO Master Fund, Ltd., Black River Commodity Select Fund LTD, Black River Convertible Bonds and Derivatives Fund Ltd., Black River Emerging Markets Credit Fund Ltd., GLG Market Neutral Fund, CQS Convertible and Quantitative Strategies Master Fund Limited, Bayerische Hypo-und Vereinsbank AG, and Linden Capital L.P.

                 The following table sets forth information with respect to the selling security holders, the principal amount of notes and the number of shares of common stock issuable upon conversion of the notes beneficially owned by each selling security holder that may be offered from time to time under this prospectus. We prepared this table based on the information supplied to us by the selling security holders named in the table and we have not sought to verify such information. This table only reflects information regarding selling security holders who have provided us with such information. We will supplement or amend this prospectus to include additional selling security holders upon request and upon provision of all required information to us. Information concerning the selling security holders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

The number of shares of common stock issuable upon conversion of the notes shown in the table below assumes conversion of the full amount of the notes held by each selling security holder at a conversion price of U.S. $7.2094. The conversion rate is determined by dividing the principal amount of the note by the conversion price in effect on the conversion date. This conversion rate is subject to adjustment. Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease from time to time. Please see “Description of Notes – Conversion Price Adjustments.”

The percentage of common stock beneficially owned and being offered is based on the number of shares of our common stock that were outstanding as of December 31, 2007. As of December 31, 2007, we had 44,690,657 shares of common stock outstanding.

To our knowledge and based on the questionnaires provided to us, none of the selling security holders beneficially own our common stock other than the shares of common stock issuable upon conversion of the notes. Because the selling security holders may offer all or some portion of the notes or the shares of common stock issuable upon conversion of the notes pursuant to this prospectus, we have assumed for purposes of the table below that the selling security holders will sell all of the notes and all of the shares of common stock issuable upon conversion of the notes offered by this prospectus pursuant to this prospectus. Based on this assumption, none of the selling security holders will beneficially own any notes or any shares of our common stock following this offering. In addition, the selling security holders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information to us regarding their holdings.

To our knowledge and based on information provided by the selling security holders, none of the selling security holders have held any position or office or have had any material relationship with us within the past three years.

Name	Principal Amount of Notes Beneficially Owned and that may be Offered(1)	Percentage of Notes Outstanding	Common Stock Issuable Upon Conversion of the Notes Beneficially Owned and that may be Offered	Percentage of Common Stock Beneficially Owned
Bayerische Hypo-undVereinsbank AG	$13,000,000	21.7%	1,803,201	3.9%
Plexus Fund Limited	12,000,000	20.0%	1,664,494	3.6%
GLG Market Neutral Fund	10,000,000	16.7%	1,387,078	3.0%
CQS Convertible and Quantitative Strategies Master Fund Limited	5,000,000	8.3%	693,539	1.5%
Black River Emerging Markets Credit Fund Ltd.	4,000,000	6.7%	554,831	1.2%
Black River Eastern Europe/Middle East/Africa Fund LTD	4,000,000	6.7%	554,831	1.2%
Black River EMCO Master Fund Ltd.	3,000,000	5.0%	416,123	*
Linden Capital L.P.	3,000,000	5.0%	416,123	*
Black River ROST Fund Ltd.	3,000,000	5.0%	416,123	*
Black River Commodity Select Fund LTD	1,500,000	2.5%	208,061	*
Black River Convertible Bonds and Derivatives Fund LTD	1,500,000	2.5%	208,061	*

Total	$60,000,000	100.0%	8,322,465

*	Less than 1%
(1)

Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling security holders provided to us the information regarding their notes and common stock.

PLAN OF DISTRIBUTION

The selling security holders may from time to time sell the notes and the common stock into which the notes are convertible covered by this prospectus, which we collectively refer to in this section as the securities, directly to purchasers or offer the securities through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of securities for whom they may act as agent, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions:

•	at fixed prices;
•	at prevailing market prices at the time of sale;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

These sales may be effected in transactions that may involve crosses or block transactions, in the following manner:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the American Stock Exchange in the case of our common stock;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or
•	through the writing and exercise of options, whether these options are listed on any options exchange or otherwise.

In connection with the sale of the securities, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging positions they assume. The selling security holders may sell the securities short and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

The notes will be designated for trading on Euroclear and Clearstream. Our common stock is traded on the AMEX under the trading symbol “KAZ.” Our common stock is also traded on XETRA, the Deutsche Borse electronic trading system under SE code DL-,001 DMW US09656A1051. We do not intend to list the notes on any securities exchange. We cannot assure you as to the liquidity of any trading market for the notes that may develop.

In order to comply with the securities laws of some jurisdictions, if applicable, the holders of securities may offer and sell those securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, under certain circumstances, in some jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or an exemption from registration or qualification requirements is available and is complied with.

The selling security holders, and any underwriters, broker-dealers or agents that participate in the sale of securities, may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any sale of the securities may be underwriting compensation under the Securities Act. The selling security holders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

If required, at the time of a particular offering of securities by a selling security holder, a supplement to this prospectus will be circulated setting forth the name or names of any underwriters, broker-dealers or agents, any discounts, commissions or other terms constituting compensation for underwriters and any discounts, commissions or concessions allowed or reallowed or paid to agents or broker-dealers.

To our knowledge, there are currently no plans, arrangements or understandings between any selling security holder and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling security holders. Selling security holders may be able to sell the notes and the underlying common stock pursuant to an exemption from the registration requirements of the Securities Act rather than making sales pursuant to this prospectus. In addition, we cannot assure you that any such selling security holder will not transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus.

We entered into a registration rights agreement for the benefit of holders of the securities to register their securities under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross indemnification of the selling security holders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the securities, including liabilities under the Securities Act. Pursuant to the registration rights agreement, we will bear all fees and expenses incurred in connection with the registration of the securities, except that selling security holders will pay all broker’s commissions.

DESCRIPTION OF NOTES

We issued the notes under an indenture dated as of September 19, 2007, between us and The Bank of New York, as trustee, which we refer to in this prospectus as the indenture. The notes and the shares of common stock issuable upon conversion of the notes are covered by a registration rights agreement. A copy of the indenture is incorporated by reference as Exhibit 4.1 to the registration statement of which this prospectus forms a part. You may also request a copy of the indenture and the registration rights agreement from the trustee.

The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or form of note are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge note holders to read the indenture because it, and not this description, defines the rights of holders of the notes.

General

The notes will mature on July 13, 2012 unless earlier converted, redeemed or repurchased. You have the option, subject to fulfillment of the conditions described below and during the periods described below, to convert your notes into fully-paid shares of our common stock at a conversion ratio which is determined by dividing the principal amount of the note by the conversion price in effect on the conversion date. The conversion price, as of July 13, 2007, the original issue date of the notes, was U.S. $7.2094. The conversion rate is subject to adjustment upon the occurrence of events described below. Upon conversion of your notes to common stock, you will not receive fractional shares but instead a cash payment to account for any fractional share. You will not receive any cash payment for interest, or additional amounts, if any, accrued and unpaid to the conversion date except for conversion due to early redemption.

If any interest payment date, maturity date, redemption date or repurchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date, as the case may be, to that next succeeding business day.

The notes will be issued only in denominations of $100,000 principal amount and integral multiples thereof. The notes are limited to $60.0 million aggregate principal amount.

Definitions

As used in this prospectus, the following terms are defined as follows:

“Applicable Rate” means, with respect to the principal amount of any note on a Change of Control Put Date, the sum of (A) 100% and (B) an amount equal to the product of (i) 7.2% multiplied by (ii) a fraction, the numerator of which is the number of days from the Original Issue Date to such Change of Control Put Date, using a 360-day year of twelve 30-day months, and the denominator of which is 1,800.

“Bonus Issue” means any issue of Shares credited as fully paid to our shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than a Dividend in Shares.

“Business Day”, in any place, means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that place.

“Change of Control Put Date” means the date which is the fourteenth day after the last day of the Put Option Period.

“Closing Market Price” means, in respect of a Share on any particular Exchange Business Day, the closing market price of a Share published by the American Stock Exchange in respect of that Exchange Business Day.

“Conversion Right” means, in respect of any note, the right of the holder to convert the note into Shares in accordance with the indenture.

“Current Market Price” means, in respect of a Share at a particular date, the arithmetic average of the Volume Weighted Average Price per Share for each of the 10 consecutive Exchange Business Days ending on the Exchange Business Day immediately preceding such date (the “Relevant Period”); provided that:

(a)

if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

(i)         if the Shares to be issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend (or entitlement) per Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United States); or

(ii)           if the Shares to be issued do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purpose of this definition be deemed to have been the amount thereof increased by such similar amount; and

(b)

if on each of the 10 Exchange Business Days during the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or entitlement) which has been declared or announced but the Shares to be issued do not rank for that Dividend (or entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend (or entitlement) per Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United States); and

(c)

if the Volume Weighted Average Price is not available on each of the 10 Exchange Business Days during the Relevant Period, then the arithmetic average of the Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to the Volume Weighted Average Price being available on at least two such Exchange Business Days); and

(d)

if the Volume Weighted Average Price is not available on any Exchange Business Day in the Relevant Period, or is available on only one Exchange Business Day in the Relevant Period, then the Current Market Price shall be Determined by an Expert.

“Default” means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfillment of any other requirement provided for in the indenture become an Event of Default.

“Dolinnoe Field” means the field for exploration of hydrocarbons known as “the Dolinnoe field” located in the Tybkaragan Region of Mangystau oblast in the Republic of Kazakhstan.

“Dividend” means any dividend or distribution of any kind on the class of capital represented by the Shares, whether in cash or otherwise and however described:

(i)	including, without limitation, a dividend in Shares;
(ii)	excluding a “Bonus Issue”; and
(iii)	including, without limitation, any other issue of shares or other securities credited as fully or partly paid by way of capitalization of profits or reserves.

“Dividend in Shares” means any issue of Shares credited as fully paid to the shareholders by way of capitalization of profits or reserves which is to be, or may at the election of the shareholders be, issued instead of the whole or any part of a cash Dividend which the shareholders concerned would or could otherwise have received.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Business Day” means any day that is a trading day on the American Stock Exchange other than a day on which the American Stock Exchange is scheduled to close prior to its regular weekday closing time.

“Extraordinary Resolution” means a resolution passed at a meeting duly convened and held in accordance with the indenture by not less than three quarters of the votes cast.

“Fair Market Value” means:

(a)	with respect to a cash Dividend or other cash amount the amount of such cash; and

(b)	with respect to any other property on any date, the fair market value of that property as determined by an expert;

provided, however, that in any such case:

(i)

where options, warrants or other rights are publicly traded in a market which is determined by an expert to have adequate liquidity, the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such options, warrants or other rights are publicly traded) or such shorter period as such options, warrants or other rights are publicly traded;

(ii)

any cash Dividend declared or paid in a currency other than U.S. Dollars shall be converted into U.S. Dollars at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid the cash Dividend in U.S. Dollars; and

(iii)	any other amount or value in a currency other than U.S. Dollars shall be converted into U.S. Dollars at the Screen Rate on that date.

“Indebtedness” means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances with financial institutions;
(b)	any amount raised by acceptance under any acceptance credit facility;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with accounting principles generally accepted in the United States, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)

any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding any given in respect of trade credit arising in the ordinary course of business);

(g)	any amount raised by the issue of redeemable shares which are redeemable before 31 December 2012;
(h)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into the agreement is to raise finance;
(i)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and
(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“Interest Payment Date” means January 13 and July 13 in each year, the first Interest Payment Date being January 13, 2008.

“Interest Record Date” means December 29 and June 28 in each year.

“Material Subsidiary” means any Subsidiary of ours:

(a)	whose total assets at the time of at least one of our three most recently published consolidated audited financial statements represent at least 10 per cent, of our consolidated total assets; or

(b)	whose revenues at the time of at least one of our three most recently published consolidated audited financial statements represent at least 10 per cent, of our consolidated total revenues;

provided that in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which out then latest audited consolidated financial statements relate, the reference to the then latest audited consolidated financial statements for the purposes of the calculation above shall, until our audited consolidated financial statements are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to our then latest consolidated financial statements adjusted in such manner as the Issuer shall consider appropriate to consolidate the latest audited accounts of such Subsidiary in such accounts; and an officers’ certificate certifying that a Subsidiary is or is not or was or was not at any time or throughout any specified period a Material Subsidiary shall, in the absence of manifest or proven error, be conclusive and binding on all parties.

“Maturity Date” means July 13, 2012.

“Minimum Conversion Price” means U.S. $6.95, provided that on each occasion, if any, on which the Conversion Price is adjusted pursuant to (1) “Conversion Price Adjustments –Dividends”; (2) “ – Bonus Issues”; (3)” – Consolidation or Subdivision”; (4) “ – Shares, Rights and Share-Related Securities Issued to Shareholders”; (5) “ – Issue of Other Securities to Shareholders”; or (6) “ – Other Arrangements to Acquire Securities,” then the Minimum Conversion Price will be adjusted at the same time by the same proportion.

“Net Debt” means our aggregate Indebtedness less our aggregate free cash and cash equivalents (as determined under U.S. GAAP) as of the date of each of our quarterly reports filed on Form 10-Q pursuant to the Exchange Act.

“Note Certificate” means any physical note representing a holder’s entire holding of notes and includes any replacement Note Certificate issued pursuant to the terms of the indenture.

“Offer” means an offer to acquire Shares, whether expressed as a legal offer, an invitation to treat, a scheme with regard to such acquisition or in any other way, in circumstances where such offer is available to all shareholders or all shareholders other than any shareholder who is the person making such offer (or any associate of such person) or who is excluded from the offer by reason of being connected with one or more specific jurisdictions.

“Original Issue Date” means July 13, 2007.

“Outstanding” means, in relation to the notes, all the notes other than:

(a)	those which have been redeemed in accordance with the indenture;
(b)	those in respect of which Conversion Rights have been exercised and our obligations in relation thereto duly performed;
(c)

those in respect of which the date for redemption in accordance with the provisions of the indenture has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the trustee or the paying and conversion agent in the manner provided for in the indenture (and, where appropriate, notice to that effect has been given to the holders) and remain available for payment in accordance with the indenture;

(d)	those which have been purchased and surrendered for cancellation in accordance with the terms of the indenture and notice of the cancellation of which has been given to the trustee;

provided that for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting;
(ii)	the determination of how many and which notes are for the time being Outstanding; and

(iii)	any discretion, power or authority, whether contained in the indenture or provided by law, which the trustee is required to exercise in or by reference to the interests of the holders or any of them;

those notes (if any) which are for the time being held by any person (including but not limited to us or any of our affiliates) for our benefit or the benefit of any of our affiliates shall (unless and until ceasing to be so held) be deemed not to remain Outstanding, except that, in determining whether the trustee shall be protected in relying on any direction, consent or waiver given based on such calculation, only such notes that a responsible officer of the trustee knows are so held shall be so disregarded.

“Put Option Period” means the period of 60 days starting on the day after the date on which we give a Change of Control Event Notice in accordance with the indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 13, 2007, between the Company and Bayerische Hypo-und Vereinsbank AG.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Relevant Date” means, in relation to any payment in respect of a note, whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received in New York City by the paying and conversion agent or the trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the holders.

“Relevant Indebtedness” means any indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which with our agreement is, or is capable of being, listed, quoted or traded on any recognised stock exchange or in any securities market (including, without limitation, any recognised over-the-counter market).

“Reserved Matter” means any proposal:

(a)

to effect the exchange, conversion or substitution of the notes for, or the conversion of the notes into, shares, bonds or other obligations or securities of ours or any other person or body corporate formed or to be formed (other than as permitted under the indenture);

(b)	to change the currency in which amounts due in respect of the notes are payable;
(c)	subject to “Modification and Waiver” below, to change any aspect of the Conversion Right;
(d)	to change the quorum required at any meeting or the majority required to pass an Extraordinary Resolution; or
(e)	to amend this definition.

“Rights” means, in respect of any securities or assets, any options, warrants or other rights (other than Share-Related Securities) which by their terms of issue carry a right to subscribe for, purchase or otherwise acquire such securities or assets.

“Screen Rate” means, on any day, and, in respect of the translation or conversion of one currency into another currency, the rate of exchange between such currencies appearing on Bloomberg page FXFX1 at or about 11.00 a.m. New York time on that day, or, if that page is not available or that rate of exchange does not appear on that page at or about that time on that day, the rate of exchange between such currencies appearing on such other screen or information service, or determined in such other manner, as the Company shall determine, with the prior written approval of the trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

“Share” means a common share of U.S. $0.001 par value of the share capital of the Company.

“Share-Related Securities” means any securities which by their original terms of issue:

(a)	carry a right to subscribe for, purchase or otherwise acquire Shares or any securities which by their terms of issue might be redesignated as Shares; or

(b)	are capable of being redesignated as Shares or redesignated so as to carry a right to subscribe for, purchase or otherwise acquire Shares.

“Specified Office” means, (i) in relation to the paying and conversion agent: The Bank of New York, One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate Trust Administration, (ii) in relation to the registrar: The Bank of New York, 101 Barclay Street, New York, New York 10286, United States of America, Attention: McLean Sarrabo and (iii) in relation to the transfer agent: The Bank of New York, 101 Barclay Street, New York, New York 10286, United States of America, Attention: McLean Sarrabo or, in each case, such other address as any such Agent may designate from time to time by notice to the holders and us; provided, that the Specified Office of each of the registrar and the transfer agent must at all times be outside of the United Kingdom.

“Subsidiary” means, in relation to us at any particular time, any other Person:

(a)

whose affairs and policies we control or have the power to control, whether by ownership of share capital, contract, the power to appoint or remove a majority of the members of the governing body of such Person or otherwise; or

(b)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with ours.

“Volume Weighted Average Price” means, in respect of a Share on any Exchange Business Day, the order book volume-weighted price of a Share appearing on or derived from Bloomberg page AQR (or such other source as shall be determined by an expert) on such Exchange Business Day;

(a)

if on any such Exchange Business Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share in respect of such Exchange Business Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Exchange Business Day on which the same can be so determined; and

(b)

if any Dividend or other entitlement in respect of the Shares is announced on or prior to the relevant Conversion Date in circumstances where the record date in respect of such Dividend or other entitlement shall be on or after the relevant Conversion Date and if on any such Exchange Business Day the price as determined as provided above is based on a price ex-Dividend or ex-any other entitlement, then such price shall be increased by an amount equal to the Fair Market Value of any such Dividend or other cash entitlement as at the date of announcement of such Dividend or entitlement per Share (excluding, in the case of a dividend in cash, any associated tax credit and less the tax, if any, falling to be deducted on payment thereof to a resident of the United States).

Ranking

The notes constitute our direct, general and unconditional senior obligations which will at all times rank pari passu among themselves and pari passu with all of our other present and future unsecured obligations, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

Except to the extent set forth under “– Certain Covenants” below, neither we nor our subsidiaries are prohibited from incurring indebtedness, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness. Our subsidiaries may also from time to time incur additional indebtedness and liabilities.

Interest

The notes will bear interest at a rate of 5.00% per annum. Interest, including additional interest, if any, shall be payable semi-annually in arrears on each Interest Payment Date.

Interest, including additional interest, if any, will be paid to the person shown as the holder in the register at the opening of business in the place of the registrar’s Specified Office on the Interest Record Date immediately preceding the relevant Interest Payment Date. Interest payable on any date other than on Interest Payment Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from July 13, 2007 or from the most recent date to which interest has been paid or duly provided for.

Information Concerning the Trustee

We have appointed The Bank of New York, the trustee under the indenture, as registrar, transfer agent, paying and conversion agent for the notes. The trustee and/or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Conversion

Conversion Right

The holder of each note has the right to convert such note into fully-paid Shares at any time during the Conversion Period.

Conversion Period

The “Conversion Period” in respect of any note shall be the period beginning on and including the tenth day New York Business Day following the effectiveness date of the registration statement of which this prospectus is a part and ending on and including the earlier to occur of:

(i)	the close of business (in the place where the conversion notice in respect of the note is deposited) on June 28, 2012; and
(ii)

if such note shall have been called for redemption before the Maturity Date, the close of business (in the place where the conversion notice in respect of the note is deposited) on the day which is 10 days before the date fixed for redemption thereof, provided, however, that:

(A)

if we shall default in making payment in full in respect of such note on the date fixed for redemption thereof, the relevant Conversion Period shall continue up to and including the date upon which the full amount of the moneys payable in respect of such note has been duly received by the trustee or the paying and conversion agent and notice of such receipt has been given to the holders in accordance with the terms of the indenture or, if earlier, up to and including June 28, 2012; and

(B)

in any such case, if the last day of the Conversion Period would otherwise be a day which is not a Business Day in the place where the conversion notice in respect of the note is deposited, the last day of the Conversion Period shall be the immediately preceding Business Day in such place.

In any event the Conversion Period shall end on the date of any notice from the trustee declaring the notes to be immediately due and payable in accordance with “Events of Default.”

Conversion Rights are not exercisable in respect of any note deposited for redemption in accordance with “Redemption – Redemption at our option” below.

Conversion Ratio

The number of Shares to be issued upon exercise of the Conversion Right attaching to any note shall be determined by dividing the principal amount of the note by the Conversion Price in effect on the Conversion Date.

Conversion Price

The Conversion Price in effect on the Original Issue Date was U.S. $7.2094. The Conversion Price in effect on any subsequent date shall be the Conversion Price in effect on the Original Issue Date subject to any subsequent adjustment and the expression “Conversion Price” shall be construed accordingly. Notwithstanding any provision of the indenture which permits or requires an adjustment of the Conversion Price, no adjustment of the Conversion Price shall be made that would reduce the adjusted Conversion Price to a price that is less than the Minimum Conversion Price. Any such adjustment will result in the Conversion Price being set at the Minimum Conversion Price.

No Shares Set Aside

Conversion Rights are not exercisable in respect of any specific Shares and no Shares have been or will be charged, placed in custody or otherwise set aside to secure or satisfy our obligations in respect of the Conversion Rights.

Fractions of a Share

Fractions of a Share will not be issued on conversion. However, if more than one note is to be converted at any one time by the same holder such that the Shares to be issued upon conversion thereof are to be registered in the same name, the number of Shares which shall be issued upon conversion thereof shall be calculated on the basis of the aggregate principal amount of the notes so to be converted. If a fraction of a Share would otherwise fail to be issued upon conversion, we shall make or procure that there is made, on or before the seventh London Business Day after the relevant Conversion Date, a cash payment equal to such fraction of the Current Market Price per Share as at the relevant Conversion Date by U.S. Dollar cheque drawn on, or by transfer to a U.S. Dollar account maintained by the payee with, a bank in New York City in accordance with instructions given in the relevant conversion notice.

Conversion Procedures

Deposit of Note

To exercise the Conversion Right attaching to any note, the holder must:

(i)

complete, execute and deposit at the holder’s own expense during normal business hours on any Business Day (in the place where the conversion notice in respect of the note is deposited) during the Conversion Period at the Specified Office of the paying and conversion agent a conversion notice (in duplicate);

(ii)

in the case of a conversion notice relating to notes evidenced by a Note Certificate, at the same time deposit the relevant Note Certificate at the Specified Office of the same paying and conversion agent; and

(iii)	pay to us or to such person as we may direct, any applicable “Conversion Expenses”.

A conversion notice once deposited shall not be withdrawn without our consent in writing.

The conversion date in respect of a note (the “Conversion Date”) shall be the New York Business Day following the satisfaction of the above conditions.

Conversion Expenses

We will pay all stamp, issue, registration or other similar taxes and duties (if any) arising in the United States on the issue of Shares on conversion of the notes, their transfer and delivery to or to the order of the converting holder (subject as provided in “– Settlement” below), any expenses of obtaining a listing for such Shares on the American Stock Exchange and all charges of the paying and conversion agents in connection therewith. Subject thereto, as conditions precedent to conversion, the holder must pay to us or to such person as we may direct, all stamp, issue, registration or other similar taxes and duties (if any) (“Conversion Expenses”) arising on conversion which may be payable:

(i)	in the country in which the Specified Office of the paying and conversion agent is located (if not the United States); and
(ii)	in any other jurisdiction,

as a result of the issue, transfer or delivery of Shares or any other property or cash upon conversion to or to the order of the converting holder.

U.S. Certification

Upon exercising the Conversion Right attaching to any note prior to the earlier of: (i) the date that is two years after the original issuance date of such note and (ii) the date that such note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which was effective at the time of such sale), the holder shall be required to represent and agree in the conversion notice that at the time of execution and deposit of such conversion notice neither it nor any person who has the beneficial interest in that note is in the United States or a U.S. person (within the meaning of Regulation S) and it, or such person, if applicable, purchased or acquired such note, or the beneficial interest therein, in a transaction made in accordance with (i) Rule 903 or (ii) Rules 904 and 905 of Regulation S. No Shares will be issued to a holder unless the holder satisfies the foregoing conditions.

Specified Account

Upon exercise of Conversion Rights, a holder shall in the relevant conversion notice, specify a U.S. Dollar account with a bank in New York City to which any cash amount payable on or in respect of the exercise of Conversion Rights by that holder shall be credited and we shall pay such sum to the relevant holder in accordance with any such directions.

Settlement

Shares to be issued on conversion of the notes will be issued in certificated form and a certificate in respect thereof will be dispatched by mail free of charge (but uninsured and at the risk of the person entitled thereto) to the relevant holder or as it may direct in the relevant conversion notice within 28 days following the relevant Conversion Date.

Rights upon Conversion

Rights in Respect of Shares Issued upon Conversion

Shares issued upon exercise of Conversion Rights will be issued fully paid, free from any liens, charges, encumbrances, pre-emptive rights or other third-party rights and, subject as provided in “– Dividends and Other Distributions” and “– Voting Rights” below:

(i)	such Shares will rank pari passu in all respects with all other Shares in issue on the Conversion Date; and
(ii)	the holders of such Shares will be treated by us as our shareholders for all purposes with effect from and including the Conversion Date.

Dividends and Other Distributions

Shares issued upon exercise of Conversion Rights will rank pari passu in respect of Dividends and other distributions declared, paid or made, or rights granted, with all other Shares in issue on the Conversion Date except that such Shares will not receive any Dividend or other distribution declared, paid or made on, or rights granted in respect of, the Shares for which the record date precedes the Conversion Date.

Voting Rights

Shares issued upon exercise of Conversion Rights will rank pari passu in respect of voting rights with all other Shares in issue on the Conversion Date except that they will not have any voting rights where the entitlement to voting rights accrues to shareholders by reference to a record date which precedes the Conversion Date.

Interest

Except as provided in “– Interest upon Conversion Due to Early Redemption” below, upon conversion of any note:

(i)	if the Conversion Date falls on an Interest Payment Date, the holder shall not be entitled to receive the payment of interest otherwise due on such Interest Payment Date; and
(ii)

in any other case, the holder shall cease to be entitled to any interest accrued on the relevant note since the Interest Payment Date immediately preceding such Conversion Date (or, if such Conversion Date falls on or before the first Interest Payment Date, since the Original Issue Date), and, in either case, no payment or adjustment shall be made on conversion for any such interest accrued since the Interest Payment Date immediately preceding such Conversion Date (or, if such Conversion Date falls on or before the first Interest Payment Date, since the Original Issue Date).

Interest upon Conversion Due to Early Redemption

If:

(i)

any notice requiring the redemption of any notes is given pursuant to “Redemption – Redemption at our Option” below on or after (or within 14 days before) the record date (the “Relevant Record Date”) in respect of any dividend payable in respect of the Shares;

(ii)	such notice specifies a date for redemption falling on or before (or within 14 days after) the Interest Payment Date next following the Relevant Record Date; and
(iii)

the Conversion Date in respect of any note the subject of any such notice (a “Relevant Note”) falls after the Relevant Record Date and on or before the Interest Payment Date next following the Relevant Record Date, then interest shall accrue on each Relevant Note from and including the preceding Interest Payment Date (or, if the relevant Conversion Date falls on or before the first Interest Payment Date, from and including the Original Issue Date) to but excluding the Relevant Record Date. Any such interest shall be paid not later than 14 days after the relevant Conversion Date by U.S. Dollar cheque drawn on, or by transfer to a U.S. Dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant holder.

Conversion Price Adjustments

Change of Control

Offer

If an Offer is made in respect of the Shares, we shall give notice of such Offer to the holders, with a copy to the trustee, at the same time as any notice thereof is sent to our shareholders (or as soon as practicable thereafter) indicating that details concerning such Offer may be obtained from the Specified Offices of the paying and conversion agent.

Extension of Offer to Noteholders

Where an Offer in respect of the Shares has been recommended by our board of directors, or where such an Offer has become or been declared unconditional in all respects, we shall use our reasonable endeavours to procure that the Offer is extended to the holders of any Shares issued during the period in which such Offer is open for acceptance (as determined in accordance with any relevant laws, rules, regulations and voluntary codes applicable to such Offer) as a result of the exercise of Conversion Rights.

Change Of Control Event

A “Change of Control Event” occurs if an Offer in respect of the Shares, for which the consideration is or can be received wholly or substantially in cash, has become or been declared unconditional in all respects and we become aware that the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of our shareholders has or will become unconditionally vested in the offeror and/or any associates(s) of the offeror, or an event occurs which has a like or similar effect.

Adjustment to the Conversion Price

If and whenever a Change of Control Event shall occur we shall forthwith give notice to the holders (a “Change of Control Event Notice”), with a copy to the trustee, of such event and, in relation to each note for which the Conversion Date occurs after the date of such Change of Control Event Notice but on or prior to the 60th day following the date of such Change of Control Event Notice, the Conversion Price shall be the product of (1) the Conversion Price that would otherwise apply on such Conversion Date in the absence of a Change of Control Event and (2) the percentage determined in accordance with the following table:

Conversion Date	Percentage (%)
On or before July 13, 2008	81.6
Thereafter, but on or before July 13, 2009	86.2
Thereafter, but on or before July 13, 2010	90.9
Thereafter, but on or before July 13, 2011	95.5
Thereafter, and until the Maturity Date	100.0

provided, however, that, if as a result of the application of the foregoing provisions, the Conversion Price would be adjusted to a price below the Minimum Conversion Price, then the Conversion Price shall be the Minimum Conversion Price.

Change of Control Event Notice

Any Change of Control Event Notice shall inform holders of their entitlement to exercise their Conversion Right in accordance with the terms of the indenture and shall specify:

(i)	all information material to holders concerning the Change of Control Event;
(ii)	the Conversion Price in relation to each note for which the Conversion Date occurs on the date of such notice to the holders;
(iii)	the Conversion Price in relation to each note during the period ending on or prior to the 60th day following the date of such notice to the holders; and
(iv)	the amount of the “Change of Control Event Premium” as discussed below.

Dividends

Adjustment Event

If and whenever we shall distribute any Dividend to the shareholders, the Conversion Price shall be subject to adjustment as set forth below.

Effective Date

For the purposes of this “Dividends” section, the “Effective Date” means the date on which the relevant Dividend is actually distributed.

Adjustment to the Conversion Price

If and whenever we shall distribute any Dividend to the shareholders, in relation to each note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

“A” is the Current Market Price of one Share (expressed in U.S. Dollars) on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of such Dividend; and

“B” is the Fair Market Value on the date of such announcement of the portion of the Dividend attributable to one Share.

Effect of Adjustment

The Conversion Price as adjusted pursuant to this “Dividends” section shall apply, with effect from and including the Effective Date, to each note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the terms of the indenture.

Bonus Issues

Adjustment Event

If and whenever the Company shall make any Bonus Issue, the Conversion Price shall be subject to adjustment as set forth below.

Effective Date

For the purposes of this “Bonus Issues” section, the “Effective Date” means the date of issue of the relevant Shares.

Adjustment to the Conversion Price

In relation to each note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

“A” is the number of Shares in issue immediately before the issue of such Shares; and

“B” is the number of Shares in issue immediately after the issue of such Shares.

Effect of Adjustment

The Conversion Price as adjusted pursuant to this “Bonus Issues” section shall apply, with effect from and including the Effective Date, to each note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the terms of the indenture.

Consolidation or Subdivision

Adjustment Event

If and whenever there shall be any consolidation or subdivision of the Shares, the Conversion Price shall be subject to adjustment as set forth below.

Effective Date

For the purposes of this “Consolidation or Subdivision” section, the “Effective Date” means the date on which such subdivision or consolidation becomes effective.

Adjustment to the Conversion Price

In relation to each note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

“A” is the number of Shares in issue immediately before such alteration; and

“B” is the number of Shares in issue immediately after such alteration.

Effect of Adjustment

The Conversion Price as adjusted pursuant to this “Consolidation or Subdivision” section shall apply, with effect from and including the Effective Date, to each note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the terms of the indenture.

Shares, Rights and Share-Related Securities Issued to Shareholders

Adjustment Event

If and whenever we shall issue, grant or offer Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities to all or substantially all of our shareholders as a class by way of rights as a result of which, in each case, our shareholders have the right to acquire Shares at a Consideration per Share which is less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of such issue, grant or offer, the Conversion Price shall be subject to adjustment as set forth below.

Effective Date

For the purposes of this “Shares, Rights and Share-Related Securities Issued to Shareholders” section, the “Effective Date” means the first date on which the Shares are traded ex-rights, ex-warrants or ex-options on the American Stock Exchange.

Adjustment to the Conversion Price

In relation to each note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

“A” is the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

“B” is the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and

“C” is (1) in the case of an issue, grant or offer of Shares, the number of Shares comprised in the issue, grant or offer; or (2) in the case of an issue, grant or offer of Share-Related Securities or Rights, the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities or Rights at the initial price or rate.

Formula

If on the date (the “Specified Date”) of issue, grant or offer of the relevant Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities to all or substantially all of our shareholders as a class by way of rights the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities or Rights is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this “Shares, Rights and Share-Related Securities Issued to Shareholders” section, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

Effect of Adjustment

The Conversion Price as adjusted pursuant to this section shall apply, with effect from and including the Effective Date, to each note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the terms of the indenture.

Issue of Other Securities to Shareholders

Adjustment Event

If and whenever we shall issue any securities (other than Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities) to all or substantially all of our shareholders as a class by way of rights or we shall issue or grant any Rights in respect of any securities (other than Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities) or assets to all or substantially all of our shareholders as a class, the Conversion Price shall be subject to adjustment as set forth below.

Effective Date

For the purposes of this “Issue of Other Securities to Shareholders” section, “Effective Date” means the first date on which the Shares are traded ex-rights, ex-warrants or ex-options on the American Stock Exchange.

Adjustment to the Conversion Price

In relation to each note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

“A” is the Current Market Price of one Share on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of such issue or grant; and

“B” is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Effect of Adjustment

The Conversion Price as adjusted pursuant to this “Issue of Other Securities to Shareholders” section shall apply, with effect from and including the Effective Date, to each note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the terms of the indenture.

Issues of Shares at Below Current Market Price

Adjustment Event

If and whenever we shall issue, wholly for cash, any Shares or we shall issue or grant, wholly for cash or for no consideration, Rights in respect of Shares or Rights in respect of Share-Related Securities as a result of which, in each case, persons to whom the Shares or Rights are issued or granted have the right to acquire Shares at a Consideration per Share which is less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of such issue or grant, the Conversion Price shall be subject to adjustment as set forth below. If any such issue or grant, however, also falls within the adjustment described in “– Shares, Rights and Share-Related Securities Issued to Shareholders” above or constitutes an issue of Shares consequent upon the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares, the Conversion Price shall not be subject to adjustment in accordance with this “Issue of Shares of Below Current Market Price” section.

Effective Date

For the purposes of this “Issue of Shares of Below Current Market Price” section, the “Effective Date” means the date of issue of such Shares or, as the case may be, the issue or grant of such Rights.

Adjustment to the Conversion Price

In relation to each note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

“A” is the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

“B” is the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and

“C” is (1) in the case of an issue of Shares, the number of Shares issued; or (2) in the case of an issue or grant of Rights, the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares and, if applicable, Share-Related Securities pursuant to the terms of such Rights and, if applicable, Share-Related Securities at the initial price or rate;

provided, however, that if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this “Issue of Shares at below Current Market Price” section shall be the Minimum Conversion Price.

Formula

If on the date (the “Specified Date”) of issue or grant of the relevant Rights in respect of Shares or Rights in respect of Share-Related Securities the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares and, if applicable, Share-Related Securities pursuant to the terms of such Rights and, if applicable, Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this “Issue of Shares at Below Current Market Price” section, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

Effect of Adjustment

The Conversion Price as adjusted pursuant to this “Issue of Shares at Below Current Market Price” section shall apply, with effect from and including the Effective Date, to each note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the terms of the indenture.

Share-Related Securities Issued Other than to Shareholders

Adjustment Event

If and whenever we or (pursuant to arrangements with us) any other person or entity shall issue, wholly for cash or for no consideration, any Share-Related Securities or shall grant to any existing securities so issued such rights as to make such securities Share-Related Securities as a result of which, in each case, persons to whom the Share-Related Securities or such rights are issued or granted have the right to acquire Shares at a Consideration per Share which is less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of issue of such Share-Related Securities or the terms of such grant, the Conversion Price shall be subject to adjustment in accordance with this “Share-Related Securities Issued Other than to Shareholders” section. If any such issue or grant, however, also falls within the terms of adjustments for “– Shares, Rights and Share-Related Securities Issued to Shareholders,” “– Issue of Other Securities to Shareholders,” or “– Issues of Shares at Below Current Market Price,” the Conversion Price shall not be subject to adjustment in accordance with this “Share-Related Securities Issued Other than to Shareholders” section.

Effective Date

For the purposes of this “Share-Related Securities Issued Other than to Shareholders” section, the “Effective Date” means the date of issue of the Share-Related Securities or the grant of the relevant rights.

Adjustment to the Conversion Price

In relation to each note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

“A” is the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

“B” is the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and

“C” is the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate;

provided, however, that, if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this “Share-Related Securities Issued Other than to Shareholders” section shall be the Minimum Conversion Price.

Formula

If on the date (the “Specified Date”) of issue of the relevant Share-Related Securities or date of grant of such rights the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this “Share-Related Securities Issued Other than to Shareholders” section, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

Effect of Adjustment

The Conversion Price as adjusted pursuant to this “Share-Related Securities Issued Other than to Shareholders” section shall apply, with effect from and including the Effective Date, to each note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the terms of the indenture.

Amendment of Terms of Rights or Share-Related Securities

Adjustment Event

If and whenever the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of any Rights or Share-Related Securities are amended (other than in accordance with their terms of issue (including terms as to adjustment of such rights)) so that following such amendment the Consideration per Share is (1) reduced and (2) less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of the proposals for such amendment, the Conversion Price shall be subject to adjustment in accordance with this “Amendment of Terms of Rights or Share-Related Securities” section.

Effective Date

For the purposes of this “Amendment of Terms of Rights or Share-Related Securities” section, “Effective Date” means the date of amendment of such rights.

Adjustment to the Conversion Price

In relation to each note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

“A” is the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

“B” is the number of Shares which the Aggregate Consideration (calculated taking account of the amended rights) would purchase at such Current Market Price; and

“C” is the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities at the amended subscription, purchase or acquisition price or rate (but giving credit in such manner as shall be determined by an expert to be appropriate for any previous adjustments pursuant to “– Shares, Rights and Share-Related Securities Issued to Shareholders,” “– Share-Related Securities Issued Other than to Shareholders” or this “Amendment of Terms of Rights or Share-Related Securities” section);

provided, however, that, if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this “Amendment of Terms of Rights or Share-Related Securities” section shall be the Minimum Conversion Price.

Formula

If on the date (the “Specified Date”) of such amendment the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this “Amendment of Terms of Rights or Share-Related Securities” section, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

Effect of Adjustment

The Conversion Price as adjusted pursuant to this “Amendment of Terms of Rights or Share-Related Securities” section shall apply, with effect from and including the Effective Date, to each note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the terms of the indenture.

Other Arrangements to Acquire Securities

Adjustment Event

If and whenever we or (pursuant to arrangements with us) any other person or entity shall offer any securities in connection with which offer our Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them, the Conversion Price shall be subject to adjustment in accordance with this “Other Arrangements to Acquire Securities” section. However, if any such offer also causes the Conversion Price to be adjusted within the adjustments pursuant to “– Shares, Rights and Share-Related Securities Issues to Shareholders” or “– Issue of Other Securities to Shareholders,” the Conversion Price shall not be subject to adjustment in accordance with this “Other Arrangements to Acquire Securities” section.

Effective Date

For the purposes of this “Other Arrangements to Acquire Securities” section, the “Effective Date” means the first date on which the Shares are traded ex-rights on the American Stock Exchange.

Adjustment to the Conversion Price

In relation to each note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

where:

“A” is the Current Market Price of one Share on the Exchange Business Day immediately preceding the date of the first public announcement of such offer; and

“B” is the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Share.

Effect of Adjustment

The Conversion Price as adjusted pursuant to this “Other Arrangements to Acquire Securities” section shall apply, with effect from and including the Effective Date, to each note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the terms of the indenture.

Other Events; Contemporaneous Events

Adjustment Event

If we (after consultation with the trustee) or the trustee (after consultation with us) determines that:

(i)

an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in “– Dividends” through “–Other Arrangements to Acquire Securities” above (even if the relevant event or circumstance is specifically excluded from the operation of such sections); or

(ii)

more than one event which gives rise or may give rise to an adjustment to the Conversion Price has occurred or will occur within such a short period of time that a modification to the operation of the adjustment provisions is required in order to give the intended result; or

(iii)

one event which gives rise or may give rise to more than one adjustment to the Conversion Price has occurred or will occur such that a modification to the operation of the adjustment provisions is required in order to give the intended result, we shall, at our own expense, use all reasonable endeavors to procure that such adjustment (if any) to the Conversion Price as is fair and reasonable to take account thereof and the date on which such adjustment should take effect shall be determined by an expert.

Effective Date

Upon such determination, we shall procure that such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided, however, that an adjustment shall only be made pursuant to this “Other Events; Contemporaneous Events” section if the relevant expert is requested to make such a determination not more than 60 days after the date on which the relevant event occurs or circumstances exist.

Certificate of Expert

If any doubt shall arise as to any appropriate adjustment to the Conversion Price, we shall use all reasonable endeavors to procure that the appropriate adjustment shall be determined by an expert and a certificate from the relevant expert as to the appropriate adjustment to the Conversion Price shall, in the absence of manifest error, be conclusive and binding on all concerned.

Minor Adjustments and No Adjustments

Rounding and Adjustments of Less than 1%

On any adjustment of the Conversion Price, the resultant Conversion Price, if not an integral multiple of one cent, shall be rounded down to the nearest whole cent. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment but such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time.

Employee Share Schemes

No adjustment shall be made to the Conversion Price where Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of employees or former employees (including directors holding or formerly holding executive office) pursuant to any employees’ share scheme or plan or consultants of ours or any Subsidiary or associated company of ours pursuant to any other share scheme or plan (including a dividend reinvestment plan).

Adjustments not Permitted by Law

The Conversion Price may not be adjusted so that exercise of the Conversion Right would require Shares to be issued in circumstances not permitted by applicable law.

Adjustments for Conversion near a Record Date

Adjustment Event

If and whenever the Conversion Price is to be adjusted pursuant to any of the provisions referred to in “– Dividends” through “– Other Arrangements to Acquire Securities” above and the Conversion Date in relation to any note is either:

(i)

after the record date for any such issue, distribution, grant or offer as is mentioned in the relevant provision referred to above but before the relevant adjustment becomes effective under such provision; or

(ii)

before the record date for any such issue, distribution, grant or offer as is mentioned in the relevant provision referred to above but in circumstances where the relevant holder is unable, by the relevant record date, to become duly entitled to the Shares for the purpose of receiving the issue, distribution, grant or offer as is mentioned in such provision, the Conversion Right attaching to the relevant note shall be subject to adjustment in accordance with this “Adjustments for Conversion near a Record Date” section.

Adjustment to the Conversion Right

Upon the relevant adjustment becoming effective under the relevant provision referred to above, we shall procure that there shall be issued to the converting holder or in accordance with the instructions contained in the relevant conversion notice (subject to any applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant note, is equal to the number of Shares which would have been required to be issued on conversion of such note if the relevant adjustment to the Conversion Price had in fact been made and become effective immediately before the relevant Conversion Date.

Shares in Certificated Form

A certificate in respect of such additional Shares will be dispatched by mail free of charge (but uninsured and at the risk of the person entitled thereto) to the relevant holder or as it may direct in the relevant conversion notice within 28 days following the relevant Conversion Date or the date of issue of the relevant Shares, if adjustment results from the issue of Shares, whichever is the later.

Aggregate Consideration and Consideration per Share

Applicability of this Section

For the purpose of calculating any adjustment to the Conversion Price, in the case of any:

(i)	issue, grant or offer of Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities; or

(ii)	grant to any existing securities issued of such rights as to make such securities Share-Related Securities; or

(iii)	amendment of the terms of any Rights or Share-Related Securities (other than in accordance with their terms of issue),

the “Aggregate Consideration” and the “Number of Shares” shall be calculated or determined (if necessary) in accordance with the following provisions of this “Aggregate Consideration and Consideration per Share” and the “Consideration per Share” shall, in each case, be the relevant Aggregate Consideration divided by the relevant Number of Shares.

Shares for Cash

In the case of an issue, grant or offer of Shares for cash:

(i)

the Aggregate Consideration shall be the amount of such cash; provided that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by us for any underwriting of the issue or otherwise in connection therewith; and

(ii)	the Number of Shares shall be the number of Shares so issued, granted or offered.

Shares not for Cash

In the case of the issue, grant or offer of Shares for a consideration in whole or in part other than cash:

(i)

the Aggregate Consideration shall be the amount of such cash (if any) plus the consideration other than cash, which shall be deemed to be the Fair Market Value thereof or, if pursuant to applicable law such determination is to be made by application to a court of competent jurisdiction, the value thereof as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof; and

(ii)	the Number of Shares shall be the number of Shares so issued, granted or offered.

Issue of Share-Related Securities

In the case of the issue, grant or offer of Share-Related Securities or Rights in respect of Share-Related Securities or the grant to any securities issued of such rights as to make such securities Share-Related Securities:

(i)	the Aggregate Consideration shall be:

(A)	the consideration (if any) received by us for such Share-Related Securities and (if applicable) Rights or, as the case may be, such grant; plus

(B)

the additional consideration (if any) to be received by us upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate, the consideration in each case to be determined in the same manner as provided above in “– Shares for Cash” and “– Shares not for Cash;” and

(ii)

the Number of Shares shall be the number of Shares to be issued upon (and assuming) such exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate.

Amendment of Share-Related Securities/Rights in Respect of Share-Related Securities

In the case of the amendment of the terms of any Share-Related Securities and/or Rights in respect of Share-Related Securities (in either case, other than in accordance with their terms of issue):

(i)	the Aggregate Consideration shall be:

(A)	the consideration (if any) received by us for such amendment; plus

(B)

the additional consideration (if any) to be received by us upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate or (in the case of an amendment to the terms of such Share-Related Securities) the amended price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate, the consideration in each case to be determined in the same manner as provided above in “– Shares for Cash” and “– Shares not for Cash;” and

(ii)

the Number of Shares shall be the number of Shares to be issued upon (and assuming) such exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate or (in the case of an amendment to the terms of such Share-Related Securities) the amended price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate.

Rights in Respect of Shares

In the case of the issue, grant or offer of Rights in respect of Shares or the amendment of the terms of any Rights in respect of Shares (other than in accordance with their terms of issue):

(i)	the Aggregate Consideration shall be:

(A)	the consideration received by the Issuer for any such Rights or, as the case may be, such amendment; plus

(B)

the additional consideration to be received by the Issuer upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate, the consideration in each case to be determined in the same manner as provided above in “– Shares for Cash” and “– Shares not for Cash;” and

(ii)

the Number of Shares shall be the number of Shares to be issued upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate.

Currency Translation

If any of the consideration referred to in any of the preceding paragraphs is receivable in a currency other than U.S. Dollars, such consideration shall be translated into U.S. Dollars for the purposes of this “Aggregate Consideration and Consideration per Share” section:

(i)

in any case where there is a fixed rate of exchange between U.S. Dollars and the relevant currency for the purposes of the issue, grant or offer of the Shares, Share-Related Securities or Rights, the exercise of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights or the exercise of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities, at such fixed rate of exchange; and

(ii)	in all other cases, at the Screen Rate on the date as of which the said consideration is required to be calculated.

Notice of Adjustment of the Conversion Price

We shall give notice to the trustee and to the holders in accordance with the terms of the indenture of any adjustment of the Conversion Price or the Minimum Conversion Price as soon as is practicable following the determination thereof.

Responsibility of Trustee for Conversion Provisions

The trustee and the paying and conversion agent shall not at any time be under any duty or responsibility to any holder of notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the trustee nor the paying and conversion agent shall be accountable with respect to the validity or value (of the kind or amount) of any Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any note; and it or they do not make any representation with respect thereto. Neither the trustee nor the paying and conversion agent shall be responsible for any failure by us to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any note for the purpose of conversion; and the trustee and the paying and conversion agent shall not be responsible or liable for any failure by us to comply with any of the covenants described in this “Conversion” section.

Change of Control Event Premium

If and whenever a Change of Control Event shall occur, we shall give a Change of Control Notice and if a holder shall subsequently exercise its Conversion Rights so that the Conversion Date for any notes held by such holder occurs after the date of such Change of Control Event Notice but on or prior to the 60th day following the date of such Change of Control Event Notice, then we shall pay to such holder the following U.S. Dollar amounts per U.S. Dollar of Notes held by the holder that are to be converted on such Conversion Date (the “Change of Control Event Premium”):

Conversion Date	Amount
On or before July 13, 2008	$0.12239
Thereafter, but on or before July 13, 2009	$0.07246
Thereafter, but on or before July 13, 2010	$0.02250
Thereafter, but on or before July 13, 2011	$0
Thereafter, and until the Maturity Date	$0

Such cash payment shall be made by us within five (5) New York Business Days of the Conversion Date in respect of such notes by U.S. Dollar cheque drawn on, or by transfer to a U.S. Dollar account maintained by the payee with, a bank in New York City in accordance with the instructions given in the relevant conversion notice.

Redemption

Scheduled redemption

Unless previously redeemed, converted, or purchased and cancelled, the notes will be redeemed at a price equal to 107.2% of its principal amount on the Maturity Date.

Redemption at the option of the noteholders

We shall, at the option of the holder of any note, redeem such note on July 13, 2010 at a price equal to 104% of its principal amount together with interest accrued but unpaid to such date.

In order to exercise this option, the holder of a note must, not less than 30 nor more than 60 days before July 13, 2010, deposit with the paying and conversion agent a duly completed put option notice and, in the case of a put option notice relating to notes evidenced by a Note Certificate, such Note Certificate.

The paying and conversion agent with which a note is so deposited shall deliver a duly completed receipt for such note (a “Put Option Receipt”) to the depositing holder. No note, once deposited with a duly completed put option notice, may be withdrawn; provided, however, that if, prior to July 13, 2010, any such note becomes immediately due and payable or, upon due presentation of any such note on July 13, 2010, payment of the redemption moneys is improperly withheld or refused, the paying and conversion agent shall mail notification thereof to the depositing holder at such address as may have been given by such holder in the relevant put option notice and shall hold such note at its Specified Office for collection by the depositing holder against surrender of the relevant Put Option Receipt. For so long as any Outstanding note is held by the paying and conversion agent, the depositor of such note and not such paying and conversion agent shall be deemed to be the holder of such note for all purposes. Should a holder of any note redeem such note, we shall give notice to the holders in accordance with the terms of the indenture.

Redemption for tax reasons

The notes may be redeemed at our option in whole, but not in part, at any time, on giving not less than 45 nor more than 60 days’ notice to the holders (which notice shall be irrevocable), at their principal amount, together with accrued but unpaid interest to the date fixed for redemption, if:

(a)

we have or will become obliged to pay additional amounts in excess of any payable on the Original Issue Date (the “Excess Additional Amounts”) as provided or referred to in “Taxation” below as a result of any change in, or amendment to, the laws or regulations of the United States or the Republic of Kazakhstan or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after July 13, 2007; and

(b)	such obligation cannot be avoided by us taking reasonable measures available to it;

provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts if a payment in respect of the notes were then due.

Prior to the publication of any notice of redemption pursuant to this “Redemption for Tax Reasons” section, we shall deliver to the trustee:

(i)

an officers’ certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred; and

(ii)

an opinion, in form and substance satisfactory to the trustee, of independent legal advisers of internationally recognized standing to the effect that we have or will become obliged to pay such additional amounts as a result of such change or amendment.

The trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstances set out in (a) and (b) above without need of further enquiry and such certification and opinion in form and substance satisfactory to the trustee shall be conclusive and binding on the holders.

Upon the expiry of any such notice as is referred to in this “Redemption for tax reasons” section, we shall be bound to redeem the notes in accordance with this “Redemption for Tax reasons” section.

Notwithstanding the above, a holder may elect not to accept such redemption in accordance with this “Redemption for tax reasons” section by giving notice to the Specified Office of the paying and conversion agent within 20 days from publication of the relevant notice by us. Such holder will continue to receive payments on the notes but will not be entitled to any Excess Additional Amounts.

Redemption at our option

The notes may be redeemed at our option in whole, but not in part, at 104% of their principal amount together with accrued but unpaid interest to the date fixed for redemption:

(a)

at any time on or after July 13, 2010; provided that the Closing Market Price of the Shares on each of not less than 20 Exchange Business Days in any period of 30 consecutive Exchange Business Days ending not earlier than the seventh day prior to the date on which the relevant notice of redemption is given by us to the holders shall have exceeded 130% of the Conversion Price in effect on such Exchange Business Day; or

(b)

at any time if prior to the date on which the relevant notice of redemption is given by us less than 10% in principal amount of the notes originally issued (including any further notes consolidated and forming a single series with the notes at such date) remain Outstanding.

In order to exercise such option we shall give not less than 30 nor more than 60 days’ notice to the trustee and the holders (which notice shall be irrevocable and shall oblige us to redeem the notes on the date for redemption specified in such notice). Such notice shall specify (i) the date when the relevant redemption will take place and (ii) the last day on which Conversion Rights may be exercised by a holder. Should we redeem the notes in accordance with this “Redemption at our Option” section, we shall give notice to holders in accordance with the terms of the indenture.

Redemption at the option of the noteholders following a change in control event

We shall, at the option of the holder of any note, redeem such note on the Change of Control Put Date at a price equal to its Applicable Rate together with accrued but unpaid interest to such date. In order to exercise this option, the holder of a note must, during the Put Option Period, deposit with the paying and conversion agent a duly completed put option notice and, in the case of a put option notice relating to notes evidenced by a Note Certificate, such Note Certificate. The paying and conversion agent with which a note is so deposited shall deliver a Put Option Receipt to the depositing holder. No note, once deposited with a duly completed put option notice, may be withdrawn; provided, however, that if, prior to the Change of Control Put Date, any such note becomes immediately due and payable or, upon due presentation of any such note on the Change of Control Put Date, payment of the redemption moneys is improperly withheld or refused, the paying and conversion agent shall mail notification thereof to the depositing holder at such address as may have been given by such holder in the relevant put option notice and shall hold such note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any Outstanding note is held by the paying and conversion agent in accordance with this “Redemption at the Option of the Noteholders Following a Change in Control Event” section, the depositor of such note and not such paying and conversion agent shall be deemed to be the holder of such note for all purposes.

Purchase

Neither we nor any of our affiliates may purchase any notes in the period of 15 days before any date fixed for redemption of the notes. Subject thereto, we or any of our affiliates may at any time purchase notes in the open market or otherwise and at any price.

Consolidation, Merger, Conveyance, Transfer Or Lease

Merger; sale of assets

In the event of any:

(a)

consolidation, amalgamation, statutory arrangement, merger or binding share exchange by us with any other corporation (other than a consolidation, amalgamation or merger in which we are the continuing corporation); or

(b)	sale or transfer of all or substantially all of our assets,

we shall immediately notify the holders and the trustee of such event and use all reasonable endeavors to cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case may be, to execute a supplemental indenture providing that the holder of each note then outstanding shall have the right (during the Conversion Period) to convert such note into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares into which such note would have been converted had the relevant Conversion Date fallen immediately prior to such consolidation, amalgamation, merger, sale or transfer.

Other adjustments

Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the indenture. Such undertaking is without prejudice to the provisions described in “Conversion Price Adjustments –Change of Control” and shall apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

Notice

Promptly upon execution and delivery of such supplemental indenture we shall give notice to the trustee and to the holders in accordance with the terms of the indenture stating the consideration into which the notes will be convertible after the execution and delivery of such supplemental indenture.

Certain Covenants

Set forth below are summaries of certain covenants contained in the indenture.

Negative pledge

So long as any note remains Outstanding, we shall not, and shall procure that none of our Material Subsidiaries will, create or permit to subsist any Security Interest upon the whole or any part of our or their respective present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or guarantee of Relevant Indebtedness without (a) at the same time or prior thereto securing the notes equally and ratably therewith and providing to the trustee an opinion of counsel to such effect or (b) providing such other security for the notes as the trustee may in its absolute discretion consider to be not materially less beneficial to the interests of the holders or as may be approved by an Extraordinary Resolution of holders.

Change of business

We shall not (whether by means of disposals of all or part of its assets or operations or otherwise) make a substantial change to the general nature of our business from that of hydrocarbons exploration and production, being the business carried on by us at the Original Issue Date.

Disposal of assets

Without prejudice to “– Change of business” above, we shall not, and shall procure that none of our Subsidiaries will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of more than 20% of (i) our or their respective rights in the Dolinnoe Field as at the Original Issue Date or (ii) any ownership interest in any entity that holds our ownership interest in Dolinnoe Field as at the Original Issue Date.

Financial ratio

We shall ensure that we and our subsidiaries taken as a whole maintain a Net Debt to Equity ratio of no more than 3:5 provided that we shall not be required to comply with such ratio for up to a maximum of two consecutive financial quarters if the trustee has confirmed, upon our application accompanied by sufficient evidence, that we have certified to the reasonable satisfaction of the trustee (upon which certification the trustee shall be entitled to rely without need of any further enquiry) that our failure to comply with such ratio is principally attributable to an increase in our Indebtedness for the purpose of funding a corporate acquisition.

Restriction on new classes of shares

For so long as any Conversion Right remains exercisable, we shall not create or permit there to be in issue any class of equity shares carrying any rights which are more favorable than the rights attaching to the Shares with respect to voting, dividends or liquidation, where “equity shares” means any of our shares other than shares which neither as respects dividends nor as respect capital carry any right to participate beyond a specified amount in a distribution, whether in a liquidation or otherwise.

Capitalization of profits or reserves

For so long as any Conversion Right remains exercisable, we shall not issue or pay up any securities, in either case, by way of capitalization of profits or reserves, except:

(a)	where such action gives rise (or would, but for the provisions described in “Conversion Price Adjustments – Minor Adjustments and No Adjustments”, give rise) to an adjustment to the Conversion Price;

(b)	where such action constitutes a Dividend in Shares which does not give rise to an adjustment to the Conversion Price; or

(c)	by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto.

Reduction of share capital

For so long as any Conversion Right remains exercisable, we shall not reduce our issued share capital except where such reduction:

(a)	gives rise (or would, but for the provisions described in “Conversion Price Adjustments – Minor Adjustments and No Adjustments”, give rise) to an adjustment to the Conversion Price;

(b)	is pursuant to the terms of the relevant share capital; or

(c)	is by means of a purchase or redemption of share capital.

Taxation

All payments of principal and interest in respect of the notes by or on our behalf shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United States or the Republic of Kazakhstan or any political subdivision thereof or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event we shall pay such additional amounts as will result in receipt by the holders of such amounts after such withholding or deduction as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any note:

(a)

held by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant note to another paying and conversion agent in a member state of the European Union; or

(b)

held by a holder which is liable to such taxes, duties, assessments or governmental charges in respect of such note by reason of its having some connection with the United States or the Republic of Kazakhstan other than the mere holding of the note; or

(c)

where (in the case of a payment of principal or interest on redemption) the relevant Note Certificate is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such additional amounts if it had surrendered the relevant Note Certificate on the last day of such period of 30 days; or

(d)

where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to confirm to, such Directive; or

(e)	held by or on behalf of a holder who would have been able to avoid such withholding or deduction by making a declaration of non-residence or similar claim for exemption.

We will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable on (a) the constitution and issue of the notes, (b) the initial delivery of the notes (c) any action taken by the trustee (or any holder where permitted or required under the indenture to do so) to enforce the provisions of the notes or the indenture and (d) the execution of the indenture. If the trustee (or any holder where permitted under the indenture to do so) shall take any proceedings against in any other jurisdiction and if for the purpose of any such proceedings the indenture or any note is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, we will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

Events of Default

An “Event of Default” with respect to the notes occurs when any of the following events occurs:

(a)

we fail to pay any principal amount due in respect of the notes within 3 New York Business Days of the due date for payment thereof or fail to pay any amount of interest (including additional interest, if any) due in respect of the notes within 7 New York Business Days of the due date for payment thereof;

(b)	we default in the performance or observance of any of our other obligations under or in respect of the notes or the indenture and such default remains unremedied for 30 days after the trustee has given written notice thereof to us;

(c)

(i)	any of our Indebtedness or any of our Material Subsidiaries is not paid when due or (as the case may be) within any originally applicable grace period;

(ii)

any such Indebtedness becomes (or becomes capable of being declared) due and payable prior to its stated maturity otherwise than at our option or (as the case may be) the relevant Material Subsidiary or (provided that no event of default, howsoever described, has occurred) any person entitled to such Indebtedness; or

(iii)	we or any of our Material Subsidiaries fail to pay any amount payable by it under any guarantee of any Indebtedness when due or (as the case may be) within any originally applicable grace period;

provided that the amount of Indebtedness referred to in sub-paragraph (i) and/or sub-paragraph (ii) above and/or the amount payable under any guarantee referred to in sub-paragraph (iii) above in the aggregate exceeds U.S. $5,000,000 (or its equivalent in any other currency or currencies as determined by the trustee);

(d)

one or more judgment(s) or order(s) for the payment of any amount is rendered against our or any of our Material Subsidiaries and continue(s) unsatisfied and unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment; provided that the amount which is the subject of any such judgment(s) or order(s) in the aggregate exceeds U.S. $5,000,000 (or its equivalent in any other currency or currencies as determined by the trustee);

(e)

a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any substantial part of our undertaking, assets and revenues or any of our Material Subsidiaries; or

(f)

(i)	we or any of our Material Subsidiaries is declared insolvent or is declared unable to pay its debts as they fall due,

(ii)	an administrator or liquidator of us or any of our Material Subsidiaries or the whole or any substantial part of our undertaking, assets and revenues or any of our Material Subsidiaries is appointed,

(iii)

we or any of our Material Subsidiaries takes any action for a reduction, reorganization or deferment of any of our or its obligations or makes a general assignment or an arrangement or composition with or for the benefit of our or its creditors or declares a moratorium in respect of any of our or its Indebtedness or any guarantee of any Indebtedness given by us or our Material Subsidiaries; or

(iv)

without prejudice to “Certain Covenants – Disposal of assets”, we or any of our Material Subsidiaries ceases or publicly announces our or its intention to cease to carry on all or any substantial part of our or its business (otherwise than, in the case of a Material Subsidiary of ours, for the purposes of or pursuant to an amalgamation, merger, reorganization or restructuring while solvent);

(g)

an order is made or an effective resolution is passed for our winding up, liquidation or dissolution or any of our Material Subsidiaries (otherwise than, in the case of our Material Subsidiary, for the purposes of or pursuant to an amalgamation, merger, reorganization or restructuring while solvent);

(h)	any event occurs which under the laws of the state of Nevada or the United States has an analogous effect to any of the events referred to in paragraphs (d) to (g) above;

(i)

any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable us lawfully to enter into, exercise our rights and perform and comply with our obligations under and in respect of the notes or the indenture, (ii) to ensure that those obligations are legal, valid, binding and enforceable and (iii) to make the notes and the indenture admissible in evidence in the courts of the state of Utah and of the United States is not taken, fulfilled or done; or

(j)	it is or will become unlawful for us to perform or comply with any of our obligations under or in respect of the notes or the indenture.

If an Event of Default occurs (other than an Event of Default specified in (e), (f), (g) or (other than with respect to an underlying event referred to in (d) above)) (h) above), then the trustee may and, if so requested in writing by holders of at least one quarter of the aggregate principal amount of the Outstanding notes or if so directed by an Extraordinary Resolution, shall, provided that it has been indemnified and/or secured to its satisfaction, give written notice to us declaring the notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued but unpaid interest (including additional interest, if any) without further action or formality. If an Event of Default specified in (e), (f), (g) or (other than with respect to an underlying event referred to in (d) above)) (h) above occurs, all unpaid principal of and accrued but unpaid interest (including additional interest, if any) on the Outstanding notes shall become and be immediately due and payable, without any declaration or other act on the part of the trustee or the holders.

The holders of a majority in aggregate principal amount of the Outstanding notes by written notice to the trustee may rescind and annul an acceleration and its consequences if:

(a)	all existing Events of Default, other than the nonpayment of principal of or interest on the notes which has become due solely because of the acceleration, have been remedied, cured or waived, and

(b)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Satisfaction and Discharge of the Indenture

When:

(a)

(i) all notes previously authenticated (other than any notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other notes shall have been authenticated and delivered) and not previously canceled have been delivered to the trustee for cancellation or (ii) all the securities not previously canceled or delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and

(b)

we shall deposit with the trustee, in trust, cash in U.S. Dollars which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient to pay principal of or interest (including additional interest, if any) on all of the notes (other than any notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other notes shall have been authenticated and delivered) not previously canceled or delivered to the trustee for cancellation, on the dates such payments of principal or interest (including additional interest, if any) are due to such date of maturity or redemption, as the case may be, and

(c)	we have paid or caused to be paid all other sums payable hereunder by us,

then the indenture shall cease to be of further effect (except as to: (i) remaining rights of registration of transfer, substitution and exchange and conversion of notes, (ii) rights hereunder of holders to receive payments of principal of and interest (including additional interest, if any) on the notes and the other rights, duties and obligations of holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the trustee, and (iii) the rights, obligations and immunities of the trustee hereunder), and the trustee, on our demand accompanied by an officers’ certificate and an opinion of counsel as provided in the indenture and at our cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging the indenture; provided, however, that we shall reimburse the trustee for all amounts due the trustee under the terms of the indenture and for any costs or expenses thereafter properly incurred by the trustee and to compensate the trustee for any services thereafter properly rendered by the trustee in connection with the indenture or the notes.

Modification and Waiver

The trustee may from time to time and at any time without any consent or sanction of the holders concur with us in making any modification (other than in respect of Reserved Matters and except as described below) to the indenture or the notes (i) which in the opinion of the trustee it may be proper to make; provided that the trustee is of the opinion that such modification will not be prejudicial to the interests of the holders; (ii) if in the opinion of the trustee such modification is of a formal, minor or technical nature or made to correct a manifest error; (iii) required pursuant to “Consolidation, Merger, Conveyance, Transfer or Lease” or pursuant to a change in taxing jurisdiction as described in the indenture; (iv) to comply with the requirements of the SEC or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939; (v) to make any changes or modifications to the indenture necessary in connection with the registration of the notes or the Shares issuable upon conversion of the notes under the Securities Act as contemplated by the registration rights agreement; (vi) to make provision for the establishment of a book-entry system in which holders would have the option to participate for the clearance and settlement of transactions in notes originally issued in definitive form or (vii) to make any change that would provide any additional rights or benefits to the holders; provided that, in the case of clauses (v) through (vii), such modification does not adversely affect the interests of the holders in any material respect. Any such modification shall be binding on the holders and, unless the trustee otherwise agrees, we shall cause such modification to be notified to the holders as soon as practicable thereafter in accordance with the terms of the indenture.

Except as provided below and subject as otherwise provided herein, the indenture or the notes may be amended or supplemented, and non-compliance by us in any particular instance with any provision of the indenture or the notes may be waived, in each case, by Extraordinary Resolution.

Without the written consent of each holder of notes affected thereby, an amendment or waiver of the indenture or the notes may not (i) change any date fixed for payment of principal or interest in respect of the notes; (ii) reduce the amount of principal or interest payable on any date in respect of the notes; (iii) alter the method of calculating the amount of any payment in respect of the notes on redemption or maturity or the date for any such payment; (iv) impair the right of any holder to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any note; (v) adversely affect the right to convert any note as provided in “Conversion”; (vi) waive an existing Default or Event of Default (A) in the payment of the principal of or interest (including additional interest, if any) on any note; provided, however, that, subject to the provisions described in “Grants of Default”, the holders of a majority in aggregate principal amount of the Outstanding notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, (B) in respect of the right to convert any note as provided in “Conversion” or (C) in respect of a covenant or provision which, pursuant to this “Modification and Waiver” section, cannot be modified or amended without the consent of the holder of each Outstanding note affected or (vii) modify the provisions described in this paragraph.

Governing Law

The notes and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

The notes were issued:

•	in fully registered form;
•	without interest coupons; and
•	in denominations of $100,000 principal amount and integral multiples of $100,000.

Holders may present notes for conversion, registration of transfer and exchange in accordance with the terms of the indenture.

  Notices

Any notice or communication to a holder shall be mailed by first-class mail to his address shown on the register kept by the registrar. Such notices or communications shall be deemed to have been duly given four calendar days after being deposited in the mail, postage prepaid.

Reports

Financial statements

We shall produce and send to the trustee and to the paying and conversion agent as soon as practicable after their date of publication and, in the case of annual financial statements, in any event not more than 180 days after the end of each financial year, two copies of our annual report on Form 10-K filed pursuant to the Exchange Act, each of our quarterly reports on Form 10-Q filed pursuant to the Exchange Act, all other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and any other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to our members or holders of debentures or creditors (or any class of them) in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof, and procure that the same are made available for inspection by holders at the Specified Offices of the agents (and otherwise make available to holders without cost to any holder) as soon as practicable thereafter.

Certificate of compliance

We shall provide to the trustee within 10 days of any request by the trustee and at the time of the dispatch to the trustee of our annual report on Form 10-K filed pursuant to the Exchange Act, and in any event not later than 180 days after the end of our financial year, an officers’ certificate, at least one of the signatories of which is our principal executive officer, principal financial officer or principal accounting officer, certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) we had complied with our obligations under the indenture (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of the indenture) any Event of Default or Default or other matter which would affect our ability to perform our obligations under the indenture or (if such is not the case) specifying the same.

Book Entry; Delivery and Form

The notes were originally offered and sold only outside the United States in accordance with Regulation S and were issued initially only in the form of permanent definitive notes (the “Physical Notes”) registered in the names of the holders thereof. On the date of the effectiveness of the registration statement of which this prospectus constitutes a part, we will execute, and the trustee will authenticate, one or more global notes (collectively, the “Global Note”) in registered form without interest coupons attached, which will be registered in the name of the nominee of a common depositary (the “Common Depositary”) for the accounts of Euroclear and Clearstream and will be deposited with the Common Depositary. Holders may exchange their Physical Notes for beneficial interests in the Global Note in accordance with the terms of the indenture.

Ownership of interests in the Global Note (the “Book-Entry Interests”) will be limited to persons that have accounts with Euroclear and/or Clearstream or persons that hold interests through such participants. Euroclear and Clearstream will hold interests in the Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, Book-Entry Interests may not be exchanged for Physical Notes.

Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained by Euroclear and Clearstream and their participants. The laws of some jurisdictions, including some states of the United States, may require that certain purchasers of securities take physical delivery of those securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests will not be considered the owners or holders of the notes for any purpose.

So long as the notes are held in global form, Euroclear and/or Clearstream, as applicable, or their respective nominees, will be considered the sole holder(s) of the Global Note for all purposes under the indenture. In addition, participants must rely on the procedures of Euroclear and Clearstream and indirect participants must rely on the procedures of the participants through which they own Book-Entry Interests to transfer their interests or to exercise any rights as holders of the notes under the indenture. Neither we nor the trustee will have any responsibility or be liable for any aspect of the records relating to the Book-Entry Interests.

Redemption of the Global Note

In the event the Global Note (or any portion thereof) is redeemed, Euroclear and/or Clearstream, as applicable, will redeem an equal amount of the Book-Entry Interests in the Global Note from the amount received by it in respect of the redemption of the Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by Euroclear and Clearstream, as applicable, in connection with the redemption of the Global Note (or any portion thereof). We understand that, under the existing practices of Euroclear and Clearstream, if fewer than all of the notes are to be redeemed at any time, Euroclear and Clearstream will credit their respective participants’ accounts on a proportionate basis (with adjustments to prevent fractions) or on such other basis as they deem fair and appropriate; provided, however, that no Book-Entry Interest of $75,000 principal amount or less may be redeemed in part.

Payments on Global Note

Payments of any amounts owing in respect of the Global Note (including principal, premium, if any, interest and additional amounts, if any) will be made by us to the Common Depositary or its nominee for Euroclear and Clearstream. The Common Depositary or its nominee will distribute such payments to participants in accordance with their procedures. Payments of all such amounts will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law. If any such deduction or withholding is required to be made by any applicable law or regulation or otherwise as described under “Description of Notes—Taxation” then, to the extent described under “Description of Notes—Taxation” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the Global Note or owner of Book-Entry Interests after such deduction or withholding will equal the net amounts that such holder or owner would have otherwise received in respect of the Global Note or Book-Entry Interest, as the case may be, absent such withholding or deduction. We expect that payments by participants to owners of Book-Entry Interests held through those participants will be governed by standing customer instructions and customary practices. Under the terms of the indenture, we and the trustee will treat the registered holder of the Global Note (i.e., Euroclear or Clearstream (or their respective nominees)) as the owner thereof for the purpose of receiving payments and for all other purposes.

Consequently, none of us, the trustee or any of our or the trustee’s agents has or will have any responsibility or liability for:

(1)

any aspect of the records of Euroclear or Clearstream or of any participant or indirect participant relating to, or payments made on account of, a Book-Entry Interest; for any such payments made by Euroclear or Clearstream or any participant or indirect participant; or for maintaining, supervising or reviewing the records of Euroclear or Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book-Entry Interest;

(2)	Euroclear or Clearstream or any participant or indirect participant; or

(3)	the records of the Common Depositary.

Currency of payment for the Global Note

The principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Global Note will be paid to holders of interests in the Global Note through Euroclear or Clearstream in U.S. dollars.

Action by owners of book-entry interests

Euroclear and Clearstream have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described above) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. Euroclear and Clearstream will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Note. However, if there is an Event of Default under the notes, Euroclear and Clearstream reserve the right to exchange the Global Note for Physical Notes, and to distribute such Physical Notes to their respective participants.

Transfers

Transfers between participants in Euroclear and Clearstream will be effected in accordance with the rules of Euroclear and/or Clearstream and will be settled in immediately available funds. If a holder of notes requires physical delivery of Physical Notes for any reason, including to sell notes to persons in states that require physical delivery of such securities or to pledge such securities, such holder of notes must transfer its interest in the Global Note in accordance with the normal procedures of Euroclear and Clearstream and in accordance with the procedures set forth in the indenture.

Unless a Book-Entry Interest is transferred after the time period referred to in Rule 144(k) under the Securities Act or otherwise is, or has been, sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be, or was, effective at the time of such sale), such Book-Entry Interest may be transferred only pursuant to the registration statement of which this prospectus constitutes a part.

Physical Notes

Under the terms of the indenture, owners of the Book-Entry Interests will receive Physical Notes only:

(1)	if either Euroclear or Clearstream notifies us that it is unwilling or unable to continue to act and a successor is not appointed by us within 120 days;

(2)	if Euroclear or Clearstream so requests following an Event of Default under the indenture; or

(3)	if we are required under the terms of the indenture to exchange all or part of a Global Note for Physical Notes, including upon an Event of Default under the indenture.

Information concerning Euroclear and Clearstream

We understand as follows with respect to Euroclear and Clearstream:

All Book-Entry Interests will be subject to the operations and procedures of Euroclear and Clearstream, as applicable. The following summaries of those operations and procedures are provided solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the trustee is responsible for those operations or procedures.

                Euroclear and Clearstream hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of intenationally traded securities and securities lending and borrowing. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with Euroclear or Clearstream participants, either directly or indirectly.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the Euroclear or Clearstream systems, or otherwise take actions in respect of such interest, may be limited by the lack of a definite certificate for that interest. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited.

Trustee’s powers

In considering the interests of the holders of the notes, while title to the notes is registered in the name of a nominee for a clearing system, the trustee may have regard to, and rely on, any information provided to it by that clearing system as to the identity (either individually or by category) of its accountholders with entitlements to notes and may consider such interests as if such accountholders were the holders of the notes.

Enforcement

For the purposes of enforcement of the provisions of the indenture against the trustee, the persons named in a certificate of the holder of the notes in respect of which the Global Note is issued shall be recognized as the beneficiaries of the trusts set out in the indenture to the extent of the principal amounts of their interests in the notes set out in the certificate of the holder, as if they were themselves the holders of the notes in such principal amounts.

Registration Rights Agreement

Under the registration rights agreement, we have agreed to keep effective a registration statement in respect of the notes and the underlying common stock, until such time as all of these securities:

•	have been effectively registered under the Securities Act and disposed of in accordance with the registration statement relating thereto;
•	may be resold without restriction pursuant to Rule 144(k) under the Securities Act or any successor provision thereto;
•

(A) are not subject to the restrictions imposed by Rule 903(b)(3)(iii) under the Securities Act or any successor provision thereto and (B) may be resold pursuant to Rule 144 under the Securities Act or any successor provision thereto without being subject to the restrictions imposed by paragraphs (e), (f) and (h) of Rule 144 under the Securities Act or any successor provisions thereto; provided that the requirements set forth in paragraph (c) of Rule 144 under the Securities Act or any successor provision thereto are met as of such date; or

•	have been publicly sold pursuant to Rule 144 under the Securities Act or any successor provision thereto.

If for any reason, a shelf registration statement ceases to be effective, we will have up to thirty days to amend the registration statement or file an additional registration statement. If we file an additional registration statement, we will use our best efforts to have such additional registration statement declared effective within thirty days of the filing, unless we receive a SEC “comment letter” in which case we will have ninety days to have such additional registration statement declared effective.

We may suspend the availability of the shelf registration statement and the use of the prospectus that is part of the shelf registration statement under certain circumstances relating to pending corporate developments, in the event of stop orders issued by the SEC and upon the occurrence of certain other events. Any suspension period shall not exceed an aggregate of:

•	45 days in any three-month period; or
•	90 days in any 12-month period.

Among other reasons, a registration default shall occur at any time the registration statement ceases to be effective or fails to be usable and by the relevant deadlines, we fail to file a prospectus supplement, post-effective amendment or new registration statement or we fail to have a post-effective amendment or new registration statement declared effective or a suspension period, when aggregated with other suspension periods shall exceed 45 days in any three-month period or 90 days in any 12-month period. In addition, a registration default will occur as to a particular noteholder if the noteholder has completed the notice and questionnaire referred to below and we fail to list a noteholder as a selling securityholder in an effective registration statement.

If a registration default occurs, liquidated damages in the form of additional cash interest, which we refer to as “additional amounts,” will accrue from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured, (2) the date the registration statement is no longer required to be kept effective, and (3) the date the security is no longer a registrable security. Additional amounts will be paid semiannually in arrears on each January 13 and July 13 and will accrue at a rate per year equal to:

•	0.50% of the principal amount of a note to and including the 90th day following such registration default; and
•	1.00% of the principal amount of a note from and after the 91st day following such registration default.

In no event will additional amounts exceed 1.00% per year.

A holder who elects to sell securities pursuant to the shelf registration statement generally will:

•	be required to be named as a selling security holder in the related prospectus;

•	be required to deliver or make available a prospectus to purchasers; and
•	be subject to the provisions of the registration rights agreement, including certain indemnification provisions.

Under the registration rights agreement we will:

•	pay all expenses of the shelf registration statement;
•	provide each registered holder with copies of the prospectus;
•	notify holders when the shelf registration statement has become effective; and
•

take other reasonable actions as are required to permit unrestricted resales of the notes and common stock issued upon conversion of the notes in accordance with the terms and conditions of the registration rights agreement.

Holders must complete and deliver to us a form of notice and questionnaire prior to any intended distribution of notes or common stock issuable upon conversion of the notes pursuant to the shelf registration statement. Upon receipt of a completed questionnaire after the date of this prospectus, together with any other information we may reasonably request from a security holder, we will, within ten business days of receipt, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit the holder to deliver a prospectus to purchasers of such notes or shares of common stock, subject to our right to suspend the use of the prospectus. If you do not timely complete and deliver a questionnaire or provide the other information we may request, you will not be named as a selling security holder in the prospectus and will not be permitted to sell your securities pursuant to the shelf registration statement.

The description of the Registration Rights Agreement herein is only a summary of such agreement and is qualified in its entirety by reference to the terms of the Registration Rights Agreement, a copy of which is incorporated by reference to the registration statement of which this prospectus forms a part.

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

Our authorized capital stock consists of 500,000,000 shares of common stock with a $0.001 par value and 20,000,000 shares of preferred stock with a $0.001 par value. As of December 31, 2007, we had approximately 44,690,657 common shares outstanding. We have no preferred shares outstanding. Holders of our common shares are entitled to receive dividends when declared by the Board of Directors out of funds legally available therefor. Any such dividends may be paid in cash, property or shares. All dividends are subject to the discretion of the Board of Directors, and will depend upon, among other things, our operating and financial conditions, our capital requirements and general business conditions. We currently expect to retain our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any dividends in the foreseeable future.

All common shares have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the common shares present, in person or by proxy at any legally convened shareholders’ meeting at which the Board of Directors is to be elected, will be able to elect all directors; the minority shareholders will not be able to elect a representative to the Board of Directors.

Common shares have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each common share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.

Description of Preferred Stock

We currently have authorized 20,000,000 shares of preferred stock, $0.001 par value, with no shares issued or outstanding. No rights, privileges or preferences have been designated for our preferred stock. Our Board of Directors is authorized to divide our preferred shares into classes or series and to designate the rights, privileges and preferences of any such class or series of preferred stock by resolution prior to its issuance.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion generally summarizes certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes and our common stock into which the notes may be converted. There can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described below, and we have not obtained and do not intend to obtain a ruling from the IRS regarding the U.S. federal tax consequences of acquiring, holding, or disposing of the notes or our common stock. This discussion applies only to holders that:

•	purchase the notes in arm’s-length transactions and acquire the common stock by converting their notes into common stock during the conversion period; and
•	hold the notes and our common stock as capital assets for U.S. federal income tax purposes.

The tax laws of any state, local or foreign jurisdiction or, except to a limited extent under the caption “Non-U.S. Holders,” any possible applicability of the U.S. federal gift or estate tax law are not discussed. This discussion does not describe all the federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	banks, thrifts, regulated investment companies or other financial institutions;
•	insurance companies;
•	tax-exempt entities;
•	dealers and certain traders in securities or foreign currency;

•	persons holding the notes or our common stock as part of a “straddle,” “hedge,” “conversion” or other risk reduction transaction;
•	individuals subject to special rules as a result of the termination of their U.S. citizenship or residency;
•	U.S. Holders (as defined below) that have a functional currency that is not the U.S. dollar;
•	foreign entities treated as domestic corporations for U.S. federal income tax purposes; and
•	partnerships or other pass-through entities for U.S. federal income tax purposes (or investors holding interests in such partnerships or pass-through entities) that hold the notes or our common stock.

If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) holds the notes or our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that are partners of a partnership holding the notes or our common stock should consult with their tax advisers.

This summary is based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all in effect on the date hereof. Changes to any of the foregoing subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. Persons considering purchasing the notes are urged to consult with their tax advisers regarding the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a note or our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States, as determined for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all its substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Additional Amounts. Because the amount or timing of certain additional payments on the notes is contingent, the notes could be subject to special rules for contingent debt instruments. These rules generally require a U.S. Holder to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, conversion, or retirement of a note. According to Treasury Regulations, the possibility of such additional contingent payments will not affect the amount or timing of income recognized by a holder of the note if the possibility of the change, as of the date the note is issued, is remote or incidental. We intend to take the position for federal income tax purposes that the possibility of the payment of additional amounts does not cause the notes to be subject to the special rules applicable to contingent payment debt instruments. Instead, we intend to take the position that any payments received in excess of the holder’s adjusted issue price that are not qualified stated interest should be taxable to the U.S. Holder as ordinary interest income when received or accrued in accordance with the holder’s regular method of tax accounting. This position is based in part on our determination that, as of the date of the notes’ issuance, the possibility of such additional payments is a remote or incidental contingency within the meaning of the applicable Treasury Regulations. Therefore, for purposes of filing tax or information returns with the IRS, we will not treat the notes as contingent payment debt instruments. Our position in this regard is binding on a holder unless the holder discloses a contrary position to the IRS. This position, however, is not binding on the IRS, and the IRS may take a contrary position that could affect the amount, timing and character of the holders’ income from the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Stated Interest on the Notes. Interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount. The notes are considered to have been issued with original issue discount (“OID”) because their “stated redemption price at maturity” exceeded their “issue price” by more than a de minimis amount (as determined for federal income tax purposes). A note’s “stated redemption price at maturity” is the total of all amounts payable under the note other than qualified stated interest, which is generally defined as interest based on a fixed rate and unconditionally payable at fixed period intervals of a year or less. A note’s “issue price” is generally the first price at which a substantial amount of debt securities of which the note is a part is sold other than to bond houses, brokers, or similar persons acting as underwriters, placement agents, or wholesalers.

Because the notes are OID obligations, a U.S. Holder will generally be required to include OID in income as it accrues under a constant-yield method before receiving cash attributable to the income, and will generally have to include increasingly greater amounts of OID over the life of the note. The amount of OID includable in a U.S. Holder’s income is the sum of the daily portions of OID on the note for each day of the year that the U.S. Holder holds the note. The daily portion is determined by allocating to each day in any “accrual period” a ratable portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary over the term of the note, as long as each period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of the period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the note’s “adjusted issue price” at the beginning of the accrual period and the note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the note allocable to the accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is the note’s issue price increased by the amount of accrued OID for all prior accrual periods and decreased by any payments on the note other than qualified stated interest.

Market Discount. A U.S. Holder who buys a note for less than its adjusted issue price may, to that extent, be considered to have purchased the note at a market discount. If the market discount is less than a quarter of one percent of the stated redemption price of the note at maturity multiplied by the number of complete years to maturity, the market discount will be deemed to be zero.

A U.S. Holder who purchases a note at a market discount will generally be required to treat as ordinary income any principal amount received or gain realized on the sale, exchange, retirement, or other taxable disposition of the note to the extent of the note’s accrued market discount, unless the U.S. Holder elects to include the market discount in income currently as it accrues. Any such election will apply to all market discount bonds (i.e., generally, any bond having market discount) acquired during or after the year for which the election is made, and the election may be terminated only with the consent of the IRS. Unless a U.S. Holder irrevocably elects to accrue market discount for any particular bond under a “constant-interest” method, market discount accrues ratably, with the amount of accrued market discount determined by multiplying (a) the total market discount by (b) a fraction the numerator of which is number of days the U.S. Holder holds the note and the denominator of which is the number of days from the day after the date the U.S. Holder acquires the note until (and including) the note’s maturity date. If a U.S. Holder exchanges or converts a note into common stock in a transaction that is otherwise tax free, any accrued market discount will carry over and generally be recognized as ordinary income upon a disposition of the common stock.

A U.S. Holder may be required to defer a portion of the holder’s interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. Any such deferred interest expense may not exceed the market discount that accrues during a taxable year and, in general, is allowed as a deduction not later than the year in which the market discount is includable in income. This interest-expense deferral will not apply to a U.S. Holder that makes an election to include market discount in income currently as it accrues.

Amortizable Acquisition Premium. A U.S. Holder that buys a note for an amount that is (a) less than or equal to the sum of the remaining amounts payable on the note other than payments of qualified stated interest but (b) more than the note’s adjusted issue price must reduce the amount of OID otherwise includable in gross income by an amount equal to the product of (x) the amount that would otherwise be the daily portion of OID for any day and (y) a fraction the numerator of which is the excess of the U.S. Holder’s adjusted basis in the note immediately after its purchase over the note’s adjusted issue price and the denominator of which is the sum of the daily portions of OID for all days in the period beginning after the date of purchase and ending on the stated maturity date.

Amortizable Bond Premium. A U.S. Holder that buys a note for an amount that exceeds the amounts payable on the note (other than qualified stated interest) may generally elect to amortize that premium from the purchase date to the note’s maturity date under a constant-yield method that reflects semiannual compounding based on the note’s payment period. Amortizable bond premium, however, will not include any premium attributable to the note’s conversion feature. The premium attributable to the conversion feature is the excess, if any, of the note’s purchase price over what the note’s fair market value would be if there were not a conversion feature. Amortizable bond premium is treated as an offset to interest income on a note and not as a separate deduction. A U.S. Holder’s election to amortize bond premium on a constant-yield method, once made, applies to all debt obligations held or subsequently acquired on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. A U.S. Holder that elects to amortize bond premium must reduce his, her, or its basis in the note by the amount of the premium amortized in any year.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes. Upon a sale, exchange, retirement or other taxable disposition of a note, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other taxable disposition (excluding amounts attributable to accrued but unpaid interest) and the U.S. Holder’s adjusted tax basis in the note. The amount attributable to accrued but unpaid interest will be taxed as ordinary income if it has not previously been included in income or will be tax-free if it has been so included. A U.S. Holder’s adjusted tax basis in a note will generally equal the holder’s purchase price for the note increased by the amount of OID included in the holder’s gross income and decreased by the amount of any payment (other than qualified stated interest) from the issuer to the holder under the note. The capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of the sale, exchange, retirement or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations. For special rules that may apply to a U.S. Holder that purchases a note with market discount or amortizable bond premium, see “U.S. Holder — Market Discount” and “U.S. Holder— Amortizable Bond Premium.”

Conversion of Notes. A U.S. Holder’s conversion of a note solely into our common stock will not be a taxable event, except with respect to additional cash payments, such as the cash premium payable following certain change-of-control events, cash or common stock received (or deemed received) with respect to accrued but unpaid interest, and cash received in lieu of a fractional share of our common stock. Payments of cash or common stock received with respect to accrued but unpaid interest not previously included in income will be taxable as ordinary income. A U.S. Holder will recognize gain or loss upon the receipt of cash in lieu of a fractional share of our common stock, measured by the difference between the cash received and the U.S. Holder’s tax basis attributable to the fractional share.

A U.S. Holder’s tax basis in our common stock received upon a conversion of a note other than to the extent received with respect to accrued but unpaid interest will be the same as the U.S. Holder’s tax basis in the note at the time of conversion, reduced by any tax basis allocated to a fractional share. To the extent our common stock is received with respect to accrued but unpaid interest, a U.S. Holder’s tax basis in the common stock will be equal to the fair market value of the stock. The U.S. Holder’s holding period for the common stock received will include the U.S. Holder’s holding period for the note converted, except that the holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after the date of conversion.

If a U.S. Holder receives a combination of cash (other than cash attributable to a fractional share or in respect of accrued but unpaid interest) and our common stock upon the exercise of a conversion right, the U.S. federal income tax consequences to the U.S. Holder are not entirely clear. The two most likely tax treatments are:

•

a recapitalization under which the U.S. Holder would not recognize gain or loss and a separate payment of additional interest income, as described under “U.S. Holder — Additional Payments.” Under this alternative, a U.S. Holder’s tax basis in the common stock received (other than in respect of accrued but unpaid interest) would generally equal the U.S. Holder’s adjusted tax basis in the note at the time of conversion.

•

a recapitalization under which the U.S. Holder would recognize gain, if any, but not loss, on the conversion equal to the lesser of (1) the amount of cash received (other than in respect of a fractional share or in respect of accrued but unpaid interest); or (2) the amount of gain realized, equal to the excess, if any, of the amount of cash the holder receives (other than in respect of a fractional share or accrued but unpaid interest) plus the fair market value of common stock the holder receives (excluding stock received in respect of accrued but unpaid interest) over his, her, or its adjusted tax basis in the note at the time of the conversion. Under this alternative, a U.S. Holder’s tax basis in the common stock received (other than in respect of accrued but unpaid interest) would generally equal the U.S. Holder’s adjusted tax basis in the note at the time of conversion, increased by the amount of gain recognized, if any, and reduced by the amount of cash received (other than in respect of accrued but unpaid interest).

Under either alternative, a U.S. Holder’s holding period for the common stock generally would include the holding period for the converted note. To the extent that any common stock is allocable to accrued but unpaid interest, however, such holding period may commence on the day following the date of delivery of the common stock.

We cannot assure you that the IRS may not assert a tax treatment different from that described above. Any U.S. Holders of notes who receive a combination of cash and our common stock should consult with their tax advisers as to their particular U.S. federal income tax consequences.

Constructive Dividends. The conversion rate of the notes will be adjusted under certain circumstances. Section 305 of the Code and the Treasury Regulations promulgated thereunder may treat a holder of the notes as having received a constructive distribution, resulting in a taxable dividend (subject to a possible dividends received deduction in the case of corporate holders) to the extent of our current and accumulated earnings and profits if, and to the extent that, certain adjustments in the conversion price increase the holder’s proportionate interest in the fully diluted common stock, whether or not the holder ever exercises the conversion privilege. See “U.S. Holders — Taxation of Distributions on Our Common Stock.” For example, such a constructive dividend would result if the conversion price were adjusted to compensate holders of notes for distributions of cash to our stockholders. The adjustment to the conversion price of notes converted in connection with certain changes in control may also be treated as a constructive dividend. If such adjustments are made, U.S. Holders may recognize income even though they may not receive any cash or property. In certain circumstances, the failure to provide for such adjustments may also result in a constructive distribution to holders. Generally, a reasonable increase in the conversion rate in the event of stock dividends or distributions of rights to subscribe for our common stock will not be deemed to result in a constructive dividend.

Taxation of Distributions on Our Common Stock. Distributions with respect to our common stock, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of current or accumulated earnings and profits as determined under U.S. federal income tax principles and will be includible in gross income by the U.S. Holder and taxable as ordinary income when received or accrued in accordance with the U.S. Holder’s method of tax accounting. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, to the extent of U.S. Holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain. Dividends received by non-corporate U.S. Holders, including individuals, on our common stock through December 31, 2010, are subject to U.S. federal income tax at lower rates applicable to long-term capital gains if certain conditions are met. Unless Congress acts, dividends received in tax years beginning after 2010 will be subject to tax at ordinary-income rates.

Sale or Other Taxable Disposition of Our Common Stock. Unless a nonrecognition provision applies, gain or loss realized by a U.S. Holder on a sale or other disposition of our common stock received upon conversion of a note will be recognized as capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year. In determining the period for which a U.S. Holder holds the common stock, the holder may generally include the period for which he, she or it held the note that was converted into the common stock. The amount of the U.S. Holder’s gain or loss will be equal to the difference between the U.S. Holder’s adjusted tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations. For special rules that may convert a portion of the gain on disposition to ordinary income, see “U.S. Holders —Market Discount.”

Backup Withholding and Information Reporting. A U.S. Holder of a note or our common stock may be subject, under certain circumstances, to information reporting and backup withholding at the applicable rate with respect to payments of interest and dividends on, and gross proceeds from a sale, exchange, retirement or other disposition of, a note or common stock. The applicable rate is currently 28% but is scheduled to increase to 31% beginning in 2011. These backup withholding rules apply if the U.S. Holder, among other things, fails to timely furnish a social security number or other taxpayer identification number (“TIN”) certified under penalties of perjury; furnishes an incorrect TIN; fails to properly report dividend or interest; or fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the U.S. Holder is not subject to backup withholding.

A U.S. Holder of a note or our common stock that does not provide his, her or its correct TIN may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding may be refunded or credited against the U.S. Holder’s federal income tax liability, provided the requisite information is provided timely to the IRS. Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption from backup withholding is properly established. U.S. Holders of notes and our common stock should consult with their tax advisers as to their qualifications for exemption from backup withholding and the procedure for obtaining such exemption.

We will report to the IRS and to the holders of the notes and our common stock the amount of any payments of interest (including OID) on the notes and dividends on our common stock made by us, as well as any amounts withheld with respect to the notes or our common stock, during the calendar year.

80-Percent Foreign Business Requirement. Some or all of the interest (including original issue discount) on the notes may be considered foreign-source income if at least 80% of our gross income from all sources during a testing period (see below) is active foreign business income. Active foreign business income is gross income from outside the United States that is attributable to the active conduct of a trade or business in a foreign country or a U.S. possession, including income attributable to the active conduct of a trade or business by a Subsidiary in which we directly or indirectly own at least 50% of the stock by vote and value. The testing period in which this 80% test must be met is generally the three-year period preceding the tax year in which the payment of interest is made or, if there is no gross income for this period, the tax year in which the payment is made.

If we meet this 80-percent foreign business requirement, interest received by a U.S. Holder that is unrelated to us will be entirely foreign sourced. Interest received by a related U.S. Holder will be foreign sourced only in the same proportion that our total gross income during the testing period is from foreign sources. A related person is any individual, corporation, partnership, trust, or estate that owns at least 10% of our stock, by vote or value, or in which we own at least 10% or more by vote or value. A corporation, partnership, trust or estate in which a 10%-or-more interest is owned by a person or persons who own a 10%-or-more interest in us will also be related. Ownership for these purposes is determined by considering direct and indirect ownership of the total voting power of all classes of stock entitled to vote or of the total value of our stock.

These rules may be significant to U.S. Holders insofar as it may affect their ability to claim tax credits for U.S. federal income tax purposes for foreign taxes paid or withheld. A U.S. Holder who pays (or has withheld from distributions) foreign income tax is generally entitled, at the U.S. Holder’s option, to receive a deduction or a tax credit for the foreign tax paid or withheld. The election is made on a year-by-year basis and applies to all foreign taxes paid by or withheld from distributions to the U.S. Holder during the year. There are significant and complex limitations that apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder’s U.S. income tax liability that the U.S. Holder’s foreign-source income bears to the U.S. Holder’s worldwide taxable income. This limitation is calculated separately for each of two classes of income—”passive category income” and “general category income.” Interest income is generally considered passive category income. Accordingly, if we meet the 80-percent foreign business requirement, a U.S.-Holder may be able to increase his, her, or its ability to claim tax credits for foreign taxes paid with respect to passive category income. Although we can give no assurances, we believe that we will meet the 80-percent foreign business requirement.

Non-U.S. Holders

               As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note or our common stock that is, for U.S. federal income tax purposes, an individual, a corporation, an estate or a trust, that is not a U.S. Holder.

     Interest Payments on the Notes. Subject to the discussion below concerning backup withholding, all interest payments (including OID) on the notes made to a Non-U.S. Holder will be, and any additional amounts that may be payable under the terms of the notes should be, exempt from U.S. federal income and withholding tax under the rules for portfolio interest, generally provided that the Non-U.S. Holder (1) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) is not a controlled foreign corporation, as defined in the Code, related, directly or indirectly, to us through stock ownership, and (3) certifies prior to the payment of interest on a properly executed IRS Form W-8BEN or any successor form, under penalties of perjury, that it is not a U.S. person and provides its name and address.

Interest (including original issue discount) on the notes may also be exempt from U.S. federal income and withholding tax independently of the portfolio-interest rules if we meet the 80-percent foreign business requirement described above under “U.S. Holder — 80-Percent Foreign Business Requirement.” If that requirement is met, interest (including OID) received by a Non-U.S. Person unrelated to us will be entirely foreign sourced and thus will be subject to U.S. federal income tax only if it is considered U.S. trade or business income of the recipient. See “Non-U.S. Holder — U.S. Trade or Business.” Interest received by a related person, however, will be foreign sourced only in the same proportion that our total gross income during the testing period is from a foreign source. A related person is any individual, corporation, partnership, trust, or estate that owns a 10%-or-more interest in us or in which we own a 10%-or-more interest. A corporation, partnership, trust or estate in which a 10%-or-more interest is owned by a person or persons who own a 10%-or-more interest in us will also be related. Ownership for this purpose is determined by considering direct and indirect ownership of the total voting power of all classes of stock entitled to vote or of the total value of the stock of the corporation.

Sale, Exchange, Retirement or Other Disposition of the Notes. Subject to the discussion below concerning backup withholding, any gain realized on the sale, exchange, retirement or other disposition, including conversion or repurchase, of the notes will be exempt from U.S. federal income and withholding tax, unless generally (1) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, (2) in the case of a Non-U.S. Holder who is a nonresident alien individual, the individual is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met, or (3) we are or have been within the shorter of the five-year period preceding such sale, exchange, retirement or other disposition or the period the Non-U.S. Holder held the notes, a U.S. real property holding corporation, as defined in the Code. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

Distributions on Common Stock. Subject to the discussion below concerning the 80-percent foreign business requirement, dividends, including constructive dividends on the notes described above under “U.S. Holders — Constructive Dividends,” paid to a Non-U.S. Holder of our common stock will generally be subject to U.S. withholding tax at a 30% rate, subject to reduction under an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS

Form W-8BEN, or any successor form, certifying its entitlement to benefits under a treaty. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult with his, her or its own tax adviser as to whether he, she or it can obtain a refund for all or a portion of the withholding tax.

Notwithstanding the foregoing, if we satisfy the 80-percent foreign business requirement described above under “U.S. Holder — 80-Percent Foreign Business Requirement,” dividends received by a Non-U.S. Holder will not be subject to a 30% tax to the extent our income is attributable to foreign sources. That is, a percentage of any dividend we pay will be exempt in an amount equal to the percentage of our foreign-source income over our total gross income during the testing period. Although we can give no assurances, we believe that we will satisfy the 80-percent foreign business requirement.

Sale or Other Disposition of the Common Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income and withholding tax on gain realized on a sale or other disposition of the common stock received upon a conversion of a note, unless generally (1) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, (2) in the case of a Non-U.S. Holder who is a non-resident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (3) we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the shorter of the five-year period preceding the sale, exchange or disposition and the period the Non-U.S. Holder held the common stock and the note. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

U.S. Trade or Business. A Non-U.S. Holder’s income or gain is generally considered U.S. trade or business income if the income or gain is:

•	effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business; and
•	in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States.

If a Non-U.S. Holder of a note or our common stock is engaged in a trade or business in the United States, and if payments on a note, dividends paid on our common stock or gain on the disposition of a note or our common stock is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder, except that the Non-U.S. Holder may be further limited in his, her or its ability to claim foreign tax credits. See “U.S. Holders” above. These Non-U.S. Holders will be required to provide a properly executed IRS Form W-8ECI, or any successor form, to claim any available exemption from withholding tax. These Non-U.S. Holders should consult with their own tax advisers with respect to other tax consequences of the ownership of the notes or of our common stock, including the possible imposition of a branch profits tax at a rate of 30% in the case of corporate Non-U.S. Holders, subject to reduction by an applicable income tax treaty, on their effectively connected income.

Federal Estate Tax. Any note held, or treated as held, by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax as long as (a) the individual does not actually or constructively own 10% or more of the total voting power of all of our classes of stock entitled to vote and income on the notes is not U.S. trade or business income or (b) we meet the 80-percent foreign business requirement. See “U.S. Holder — 80-Percent Foreign Business Requirement.” Although no assurances can be given, we believe we will meet the 80-percent foreign business requirement. Our common stock held by an individual who is a Non-U.S. Holder at the time of his or her death will be included in the gross estate of the Non-U.S. Holder for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise. U.S. estate tax is currently imposed at graduated rates up to 45%. Unless Congress acts, this rate will increase to 55% beginning in 2011 after a one-year repeal in 2010. Except as may be modified by an applicable estate tax treaty, a Non-U.S. Holder is generally entitled to an exemption from U.S. estate tax for the first $60,000 of U.S.-situs assets.

Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. Holder any interest (including OID) or dividends paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Treasury Regulations provide that the backup withholding tax, currently at a rate of 28% but scheduled to increase to 31% beginning 2011, will not apply to payments of interest or dividends with respect to which either the requisite certification that the Non-U.S. Holder is not a U.S. person, as described above, has been received or an exemption has otherwise been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person that is not an exempt recipient or that the conditions of any other exemption are not in fact satisfied.

The payment of the gross proceeds from the sale, exchange, retirement or other disposition of the notes or our common stock by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the Non-U.S. Holder certifies as to his, her, or its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, exchange, retirement or other disposition of the notes or our common stock by or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (“U.S. related person”). In the case of the payment of the gross proceeds from the sale, exchange, retirement or other disposition of the notes or our common stock by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting, but not back-up withholding, on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no actual knowledge, or reason to know, to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

THE PRECEDING DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES OR OUR COMMON STOCK IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR IS

URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES AND, WHERE APPLICABLE, OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW. THE PRECEDING DISCUSSION WAS NOT WRITTEN AND CANNOT BE USED FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON AN INVESTOR.

LEGAL MATTERS

Poulton & Yordan will pass upon legal matters for us regarding the validity of the notes and the shares of common stock issuable upon conversion of the notes.

EXPERTS

The consolidated financial statements as of and for the year ended March 31, 2007 appearing in our 2007 annual report on Form 10-K, as amended, have been audited by Hansen, Barnett & Maxwell, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of and for the years ended March 31, 2006 and 2005 appearing in our annual report on Form 10-K, as amended, have been audited by BDO Kazakhstanaudit, LLP, an independent registered public accounting firm, to the extent and for the  periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The reserve and economic evaluation estimating our net proved reserves incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended March 31, 2007, including any amendment thereto, has been so incorporated in reliance on the report of Chapman Petroleum Engineering LTD, an independent petroleum engineering firm, given on the authority of said firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, as well as at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and at 233 Broadway, New York, NY 10279. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies can be obtained from the SEC upon payment of the prescribed fees. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

We maintain a website at www.bmbmunai.com and we maintain a web address link to EDGAR on or through our website where you can view our SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Other than our SEC filings specifically incorporated by reference, we have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be part of this document.

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the filings listed below, which have previously been filed with the SEC, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until all the notes and common stock offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied. All of these filings, which contain important information about us, are considered a part of this prospectus.

•	Our annual report on Form 10-K/A-2 for the fiscal year ended March 31, 2007, including the audited financial statements and risk factors included therein, as filed with the SEC on January 10, 2008.
•	Our definitive proxy statement on Schedule 14A, as filed with the SEC on June 25, 2007.
•	Our current report on Form 8-K dated July 13, 2007, as filed with the SEC on July 19, 2007.
•	Our quarterly report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on August 9, 2007.
•	Our current report on Form 8-K dated August 10, 2007, as filed with the SEC on August 10, 2007.
•	Our current report on Form 8-K dated August 14, 2007, as filed with the SEC on August 15, 2007.
•	Our current report on Form 8-K dated September 10, 2007, as filed with the SEC on September 11, 2007.
•	Our current report on Form 8-K dated September 19, 2007, as filed with the SEC on September 25, 2007.
•	Our current report on Form 8-K dated November 19, 2007, as filed with the SEC on November 21, 2007.
•	Our quarterly report on Form 10-Q for the quarter ended September 30, 2007, as filed with the SEC on November 9, 2007.
•

A description of our common stock as set forth in our registration statement on Form 8-A, as filed with the SEC on September 19, 2006, including any amendment or report filed thereafter for the purpose of updating such description.

You may obtain copies of documents incorporated by reference in this document, without charge, by writing us at the following address or calling us at the telephone number listed below:

BMB Munai, Inc.

Attention: Corporate Secretary

324 South 400 West, Suite 250

Salt Lake City, Utah 84101

(801) 355-2227

$60,000,000

BMB MUNAI, INC.

5.0% CONVERTIBLE SENIOR NOTES DUE 2012 AND

SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

PROSPECTUS

   January [__], 2008

We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date and may be modified or superseded by information contained in a later-dated prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,842
Printing and engraving expenses	5,000
Legal fees and expenses	75,000
Accounting fees and expenses	20,000
Miscellaneous	3,158
Total	$105,000

Item 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

BMB’s Articles of Incorporation, as filed with the Nevada Secretary of State on November 30, 2004, indicate that BMB shall indemnify (a) its directors to the fullest extent permitted by the laws of the State of Nevada, including the advancement of expenses under the procedures provided by such laws, (b) all of its officers to the same extent as it shall indemnify its directors, and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law.

Section 78.7502 of the Nevada Revised Statutes (the “NRS”) provides for discretionary and mandatory indemnification of officers, directors, employees and agents. Following is the text of Section 78.7502:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS describes the authorization required for discretionary indemnification and the limitations on indemnification and the advancement of expenses. Following is the text of Section 78.751:

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify our other officers, employees and agents, to the fullest extent permitted by the Nevada Law. Under our bylaws, we are also empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	EXHIBITS

The following exhibits are filed as a part of this Registration Statement.

3.1*	Articles of Incorporation of BMB Munai, Inc.

3.2**	Amendment of Articles of Incorporation of BMB Munai, Inc.

3.3***	By-laws of BMB Munai, Inc.

4.1^	Indenture dated as of September 19, 2007 between BMB Munai, Inc., as Issuer and The Bank of New York, as Trustee.

4.2^^	Registration Rights Agreement made and entered into as of July 13, 2007, by and among BMB Munai, Inc. and Bayerische Hypo-Und Vereinsbank AG, as sole bookrunner.

5^^^	Opinion of Poulton & Yordan regarding legality of shares.

23.1	Consent of Hansen, Barnett & Maxwell, P.C.

23.2	Consent of BDO Kazakhstanaudit, LLP.

23.3^^^	Consent of Poulton & Yordan (contained in Exhibit 5).

23.4	Consent of Chapman Petroleum Engineering LTD.

24.1^^^	Power of Attorney (included on signature page).

25.1^^^	Statement of Eligibility of the Trustee.

_____________________________

* Incorporated by reference to Exhibit 3.01 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on January 18, 2005.

** Incorporated by reference to Exhibit 3.01 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 26, 2006.

*** Incorporated by reference to Exhibit 3.02 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 26, 2006.

^ Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on September 25, 2007.

^^ Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 19, 2007.

^^^ Previously filed.

Item 17.	UNDERTAKINGS

(a)	Rule 415 Offerings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i), (a)(1)(ii) and (a)(1)(iii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Filings incorporating subsequent Exchange Act documents by reference.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Incorporated annual and quarterly reports.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14d-3 under the Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)	Commission position on indemnification.

The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 (other than the provisions relating to insurance), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Almaty, Kazakhstan, on this 23rd day of January, 2008.

BMB MUNAI, INC.

By:	/s/ GAMAL KULUMBETOV
Name:	Gamal Kulumbetov
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gamal Kulumbetov	Chief Executive Officer	January 23, 2008
Gamal Kulumbetov	and Director (Principal
Executive Officer)

/s/ Sanat Kasymov	Chief Financial Officer	January 23, 2008
Sanat Kasymov	(Principal Financial and
Accounting Officer)

*	Chairman and Director	January 23, 2008
Boris Cherdabayev

*	Director	January 23, 2008
Leonard Stillman

*	Director	January 23, 2008
Troy Nilson

*	Director	January 23, 2008
Stephen Smoot

Director
Valery Tolkachev

* By	/s/ Sanat Kasymov
Sanat Kasymov
Attorney-in-Fact

EXHIBIT INDEX

3.1*	Articles of Incorporation of BMB Munai, Inc.

3.2**	Amendment of Articles of Incorporation of BMB Munai, Inc.

3.3***	By-laws of BMB Munai, Inc.

4.1^	Indenture dated as of September 19, 2007 between BMB Munai, Inc., as Issuer and The Bank of New York, as Trustee.

4.2^^	Registration Rights Agreement made and entered into as of July 13, 2007, by and among BMB Munai, Inc. and Bayerische Hypo-Und Vereinsbank AG, as sole bookrunner.

5^^^	Opinion of Poulton & Yordan regarding legality of shares.

23.1	Consent of Hansen, Barnett & Maxwell, P.C.

23.2	Consent of BDO Kazakhstanaudit, LLP.

23.3^^^	Consent of Poulton & Yordan (contained in Exhibit 5).

23.4	Consent of Chapman Petroleum Engineering LTD.

24.1^^^	Power of Attorney (included on signature page).

25.1^^^	Statement of Eligibility of the Trustee.

_____________________________

* Incorporated by reference to Exhibit 3.01 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on January 18, 2005.

** Incorporated by reference to Exhibit 3.01 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 26, 2006.

*** Incorporated by reference to Exhibit 3.02 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 26, 2006.

^ Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on September 25, 2007.

^^ Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 19, 2007.

^^^ Previously filed.